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Exhibit 99.1

SIMON
PROPERTY
GROUP
EARNINGS RELEASE AND SUPPLEMENTAL INFORMATION
UNAUDITED SECOND QUARTER 2013

2Q 2013 SUPPLEMENTAL

(1)
Includes reconciliation of consolidated net income to funds from operations.
2Q 2013 SUPPLEMENTAL	1

Earnings Release

CONTACTS:

Shelly Doran	317.685.7330 Investors
Les Morris	317.263.7711 Media

FOR IMMEDIATE RELEASE

SIMON PROPERTY GROUP REPORTS SECOND QUARTER RESULTS AND
ANNOUNCES QUARTERLY DIVIDEND

Indianapolis, Indiana - July 29, 2013...Simon Property Group, Inc. (NYSE:SPG) today reported results for the quarter and six months ended June 30, 2013.

Results for the Quarter

•
Funds from Operations ("FFO") was $766.3 million, or $2.11 per diluted share, as compared to $688.8 million, or $1.89 per diluted share, in the prior year period. The FFO increase on a per diluted share basis was 11.6%.

•
Net income attributable to common stockholders was $339.9 million, or $1.10 per diluted share, as compared to $215.4 million, or $0.71 per diluted share, in the prior year period.

Results for the Six Months

•
Funds from Operations ("FFO") was $1.508 billion, or $4.16 per diluted share, as compared to $1.337 billion, or $3.71 per diluted share, in the prior year period. The FFO increase on a per diluted share basis was 12.1%.

•
Net income attributable to common stockholders was $623.1 million, or $2.01 per diluted share, as compared to $860.9 million, or $2.87 per diluted share, in the prior year period. Results for 2012 include primarily non-cash net gains from acquisitions and dispositions of $1.37 per diluted share.

"This was an excellent quarter for Simon Property Group, with strong financial and operational performance, the opening of two new Premium Outlet Centers®, the groundbreaking for our second Premium Outlet in Canada, and the acquisition of a highly productive center," said David Simon, Chairman and CEO. "Our portfolio continued to deliver strong results in the quarter, with 5.9% growth in comparable property net operating income for our U.S. Malls and Premium Outlets. Based upon our results to date and expectations for the remainder of 2013, we are again increasing our 2013 guidance."

2Q 2013 SUPPLEMENTAL	2

Earnings Release

U.S. Malls and Premium Outlets Operational Statistics

	As of June 30, 2013	As of June 30, 2012	% Increase
Occupancy (1)	95.1%	94.2%	+90 basis points
Total Sales per Sq. Ft. (2)	$577	$554	4.2%
Base Minimum Rent per Sq. Ft. (1)	$41.41	$39.99	3.6%
Releasing Spread per Sq. Ft. (1)(3)	$7.49	$4.77	+$2.72
Releasing Spread (Percentage Change) (1)(3)	14.1%	10.0%	+410 basis points
(1)
Represents mall stores in Malls and all owned square footage in Premium Outlets.
(2)
Rolling 12-month sales per square foot for mall stores less than 10,000 square feet in Malls and all owned square footage in Premium Outlets.
(3)
Same space measure that compares opening and closing rates on individual spaces leased during trailing 12-month period.

Dividends

Today the Company announced that the Board of Directors declared a quarterly common stock dividend of $1.15 per share. The dividend is payable on August 30, 2013 to stockholders of record on August 16, 2013.

The Company also declared the quarterly dividend on its 8 3/8% Series J Cumulative Redeemable Preferred Stock (NYSE:SPGPrJ) of $1.046875 per share, payable on September 30, 2013 to stockholders of record on September 16, 2013.

Acquisition and Disposition Activity

The Company completed several transactions during the quarter:

•
May 7th - Sold Laguna Hills Mall in Laguna Hills, California for $110 million.

•
May 30th - Acquired an existing outlet shopping center in Woodburn, Oregon for $147 million. The 390,000 square foot center serving the Portland metropolitan area is home to 110 leading designer and name brand outlet stores and has been rebranded Woodburn Premium Outlets. The center is 99% occupied and generates sales in excess of $600 per square foot.

•
June - Announced the signing of a definitive agreement to form a joint venture to invest in certain assets of McArthurGlen, the leader in upscale, European designer outlet centers. The Company also became a partner in McArthurGlen's property management and development companies.
2Q 2013 SUPPLEMENTAL	3

  Earnings Release

  Development Activity

  Two new Premium Outlets opened during the quarter:

•
Phoenix Premium Outlets opened on April 4th. The center serves the greater Phoenix and Scottsdale areas and is located in Chandler, Arizona on Interstate 10. Phase I of the project is 100% leased and is comprised of 360,000 square feet with 90 outlet stores featuring high-quality designer and name brands. The Company owns 100% of Phoenix Premium Outlets.

•
Shisui Premium Outlets opened on April 19th. The property is located approximately 40 miles from the center of Tokyo, near Narita International Airport. Phase I of the project is 100% leased and is comprised of 235,000 square feet with 120 stores featuring a mix of international brands, Japanese brands and restaurants. The Company owns a 40% interest in this project, its ninth Premium Outlet Center in Japan.

Three new Premium Outlets are scheduled to open next month:

•
August 1st - Toronto Premium Outlets in Halton Hills (Toronto), Canada is a 360,000 square foot center that will house over 100 high quality outlet stores. The center will be the Canadian entry point for many upscale, U.S. retailers and designer brands and is 98% leased. The Company owns a 50% interest in this project.

•
August 22nd - St. Louis Premium Outlets in Chesterfield (St. Louis), Missouri is located on the south side of I-64/US Highway 40 east of the Daniel Boone Bridge. The center's first phase of 350,000 square feet with 85 stores is 100% leased. St. Louis Premium Outlets is a part of Chesterfield Blue Valley, a mixed-use development to include office space, hotel, restaurant and entertainment venues. The Company owns a 60% interest in the project.

•
August 29th - Busan Premium Outlets in Busan, Korea is a 340,000 square foot center that will serve southeastern Korea, including the cities of Busan, Ulsan and Daegu, as well as local and overseas visitors. The center is 99% leased. The Company owns a 50% interest in this project, which will be its third Premium Outlet Center in Korea.

Construction commenced during the second quarter at Premium Outlets™ Montréal, located in the town of Mirabel, Quebec, 24 miles northwest of Montreal. The first phase of the planned 360,000 square foot center will open in October of 2014. The Company owns a 50% interest in this project, a joint venture with Calloway Real Estate Investment Trust and SmartCentres.

Redevelopment and expansion projects, including the addition of anchors and big box tenants, are underway at more than 40 properties in the U.S. and Asia. The Company's share of the cost of these projects is approximately $1 billion. During the second quarter of 2013, significant projects were completed at Dadeland Mall, Paju Premium Outlets, Seattle Premium Outlets and Sawgrass Mills.

Financing Activity

On May 16th, Standard & Poor's Ratings Services raised its corporate credit ratings on Simon Property Group, Inc. and Simon Property Group, L.P. (the Company's majority-owned operating partnership subsidiary) to 'A' from 'A-'. Senior unsecured debt ratings were increased to 'A' from 'A-' and preferred stock ratings were increased to 'BBB+' from 'BBB'. The outlook is stable.

The Company has been active in the debt markets in 2013, closing or locking rates on 17 new loans totaling approximately $2.4 billion, of which SPG's share is $1.7 billion. The weighted average interest rate on these new loans is 2.96% and the weighted average term is 8.1 years.

2Q 2013 SUPPLEMENTAL	4

Earnings Release

2013 Guidance

Today the Company updated and raised its guidance for 2013, estimating that FFO will be within a range of $8.60 to $8.70 per diluted share for the year ending December 31, 2013, and net income will be within a range of $3.98 to $4.08 per diluted share. This represents an increase of $0.10 per diluted share for both the low and high end of the ranges provided on April 26, 2013.

The following table provides the reconciliation of the ranges of estimated diluted net income available to common stockholders per share to estimated diluted FFO per share.

For the year ending December 31, 2013

	Low End	High End
Estimated net income available to common stockholders per diluted share	$3.98	$4.08
Depreciation and amortization including the Company's share of unconsolidated entities	4.87	4.87
Gain upon acquisition of controlling interests, sale or disposal of assets and interests in unconsolidated entities, net	(0.25)	(0.25)

Estimated FFO per diluted share	$8.60	$8.70

Conference Call

The Company will provide streaming audio of its quarterly conference call at www.simon.com (Investors tab), www.earnings.com, and www.streetevents.com. To listen to the live call, please go to any of these websites at least fifteen minutes prior to the call to register, download and install any necessary audio software. The call will begin at 11:00 a.m. Eastern Time (New York time) today, July 29, 2013. An online replay will be available for approximately 90 days at www.simon.com, www.earnings.com, and www.streetevents.com. A fully searchable podcast of the conference call will also be available at www.REITcafe.com.

Supplemental Materials and Website

The Company has prepared a supplemental information package which is available at www.simon.com in the Investors section, Financial Information tab. It has also been furnished to the SEC as part of a current report on Form 8-K. If you wish to receive a copy via mail or email, please call 800-461-3439.

We routinely post important information for investors on our website, www.simon.com, in the "Investors" section. We use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

Non-GAAP Financial Measures

This press release includes FFO and comparable property net operating income growth, which are financial performance measures not defined by accounting principles generally accepted in the United States ("GAAP"). Reconciliations of these measures to the most directly comparable GAAP measures are included within this press release or the Company's supplemental information package. FFO and comparable property net operating income growth are financial performance measures widely used in the REIT industry. Our computation of these non-GAAP measures may not be the same as similar measures reported by other REITs.

2Q 2013 SUPPLEMENTAL	5

Earnings Release

Forward-Looking Statements

Certain statements made in this press release may be deemed "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to: the Company's ability to meet debt service requirements, the availability and terms of financing, changes in the Company's credit rating, changes in market rates of interest and foreign exchange rates for foreign currencies, changes in value of investments in foreign entities, the ability to hedge interest rate and currency risk, risks associated with the acquisition, development, expansion, leasing and management of properties, general risks related to retail real estate, the liquidity of real estate investments, environmental liabilities, international, national, regional and local economic climates, changes in market rental rates, trends in the retail industry, relationships with anchor tenants, the inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise, risks relating to joint venture properties, costs of common area maintenance, intensely competitive market environment in the retail industry, risks related to international activities, insurance costs and coverage, terrorist activities, changes in economic and market conditions and maintenance of our status as a real estate investment trust. The Company discusses these and other risks and uncertainties under the heading "Risk Factors" in its annual and quarterly periodic reports filed with the SEC. The Company may update that discussion in its periodic reports, but otherwise the Company undertakes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.

Simon Property Group

Simon Property Group, Inc. (NYSE:SPG) is an S&P 100 company and a leader in the global retail real estate industry. The Company currently owns or has an interest in 325 retail real estate properties in North America and Asia comprising 241 million square feet. We are headquartered in Indianapolis, Indiana and employ approximately 5,500 people in the U.S. For more information, visit the Simon Property Group website at www.simon.com.

2Q 2013 SUPPLEMENTAL	6

Earnings Release

Simon Property Group, Inc. and Subsidiaries
Unaudited Consolidated Statements of Operations
(Dollars in thousands, except per share amounts)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2013	2012	2013	2012
REVENUE:
Minimum rent	$778,159	$746,198	$1,556,066	$1,448,295
Overage rent	40,248	31,427	77,947	59,107
Tenant reimbursements	353,163	330,470	692,132	636,857
Management fees and other revenues	31,814	28,347	61,543	60,634
Other income	33,179	51,624	63,933	102,142

Total revenue	1,236,563	1,188,066	2,451,621	2,307,035

EXPENSES:
Property operating	117,479	116,018	227,388	220,758
Depreciation and amortization	318,638	311,863	635,272	596,972
Real estate taxes	109,409	106,777	219,114	205,479
Repairs and maintenance	27,107	26,665	56,832	52,307
Advertising and promotion	29,360	28,549	50,619	49,648
(Recovery of) provision for credit losses	(1,301)	2,906	1,433	6,451
Home and regional office costs	36,956	35,104	71,850	67,962
General and administrative	15,421	14,733	29,930	28,622
Other	18,604	21,124	36,605	37,788

Total operating expenses	671,673	663,739	1,329,043	1,265,987

OPERATING INCOME	564,890	524,327	1,122,578	1,041,048
Interest expense	(279,966)	(288,560)	(564,991)	(546,636)
Income and other taxes	(8,983)	(3,963)	(22,176)	(5,968)
Income from unconsolidated entities	56,516	29,132	110,747	59,484
Gain upon acquisition of controlling interests, sale or disposal of assets and interests in unconsolidated entities, and impairment charge on investment in unconsolidated entities, net	68,068	–	88,835	494,837	(A)

CONSOLIDATED NET INCOME	400,525	260,936	734,993	1,042,765
Net income attributable to noncontrolling interests	59,755	44,657	110,250	180,241
Preferred dividends	834	834	1,669	1,669

NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$339,936	$215,445	$623,074	$860,855

BASIC EARNINGS PER COMMON SHARE:
Net income attributable to common stockholders	$1.10	$0.71	$2.01	$2.87

DILUTED EARNINGS PER COMMON SHARE:
Net income attributable to common stockholders	$1.10	$0.71	$2.01	$2.87

2Q 2013 SUPPLEMENTAL	7

Earnings Release

Simon Property Group, Inc. and Subsidiaries
Unaudited Consolidated Balance Sheets
(Dollars in thousands, except share amounts)

	June 30, 2013	December 31, 2012
ASSETS:
Investment properties at cost	$34,636,100	$34,252,521
Less - accumulated depreciation	9,544,943	9,068,388

	25,091,157	25,184,133
Cash and cash equivalents	1,095,829	1,184,518
Tenant receivables and accrued revenue, net	491,388	521,301
Investment in unconsolidated entities, at equity	1,958,503	2,108,966
Investment in Klépierre, at equity	1,903,839	2,016,954
Deferred costs and other assets	1,474,421	1,570,734

Total assets	$32,015,137	$32,586,606

LIABILITIES:
Mortgages and unsecured indebtedness	$22,687,622	$23,113,007
Accounts payable, accrued expenses, intangibles, and deferred revenues	1,273,211	1,374,172
Cash distributions and losses in partnerships and joint ventures, at equity	836,265	724,744
Other liabilities	231,774	303,588

Total liabilities	25,028,872	25,515,511

Commitments and contingencies
Limited partners' preferred interest in the Operating Partnership and noncontrolling redeemable interests in properties	180,018	178,006
EQUITY:
Stockholders' Equity
Capital stock (850,000,000 total shares authorized, $0.0001 par value, 238,000,000 shares of excess common stock, 100,000,000 authorized shares of preferred stock):
Series J 8 3/8% cumulative redeemable preferred stock, 1,000,000 shares authorized, 796,948 issued and outstanding with a liquidation value of $39,847	44,554	44,719
Common stock, $0.0001 par value, 511,990,000 shares authorized, 313,977,706 and 313,658,419 issued and outstanding, respectively	31	31
Class B common stock, $0.0001 par value, 10,000 shares authorized, 8,000 issued and outstanding	–	–
Capital in excess of par value	9,184,788	9,175,724
Accumulated deficit	(3,174,266)	(3,083,190)
Accumulated other comprehensive loss	(102,327)	(90,900)
Common stock held in treasury at cost, 3,651,580 and 3,762,595 shares, respectively	(118,031)	(135,781)

Total stockholders' equity	5,834,749	5,910,603
Noncontrolling interests	971,498	982,486

Total equity	6,806,247	6,893,089

Total liabilities and equity	$32,015,137	$32,586,606

2Q 2013 SUPPLEMENTAL	8

Earnings Release

Simon Property Group, Inc. and Subsidiaries
Unaudited Joint Venture Statements of Operations
(Dollars in thousands)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2013	2012	2013	2012
Revenue:
Minimum rent	$399,391	$363,541	$793,544	$721,517
Overage rent	40,014	36,064	87,781	84,620
Tenant reimbursements	187,151	165,623	371,550	332,153
Other income	39,528	36,597	81,602	86,934

Total revenue	666,084	601,825	1,334,477	1,225,224
Operating Expenses:
Property operating	123,296	111,967	239,165	226,801
Depreciation and amortization	126,701	122,475	254,386	249,453
Real estate taxes	50,072	42,450	104,778	87,550
Repairs and maintenance	16,339	15,427	32,503	29,851
Advertising and promotion	14,103	12,688	30,023	27,895
Provision for (recovery of) credit losses	336	(793)	1,580	399
Other	36,496	38,549	72,181	92,043

Total operating expenses	367,343	342,763	734,616	713,992

Operating Income	298,741	259,062	599,861	511,232
Interest expense	(154,508)	(148,980)	(301,994)	(302,690)

Income from Continuing Operations	144,233	110,082	297,867	208,542
Loss from operations of discontinued joint venture interests	(26)	(5,280)	(346)	(18,791)
Gain on disposal of discontinued operations, net	18,356	–	18,356	–

Net Income	$162,563	$104,802	$315,877	$189,751

Third-Party Investors' Share of Net Income	$94,949	$56,787	$178,715	$96,800

Our Share of Net Income	$67,614	$48,015	$137,162	$92,951
Amortization of Excess Investment (B)	(24,853)	(18,749)	(49,682)	(33,333)

Income from Unconsolidated Entities (C)	$42,761	$29,266	$87,480	$59,618

Note:
The above financial presentation does not include any information related to our investment in Klépierre S.A. ("Klépierre").
For additional information, see footnote C.
2Q 2013 SUPPLEMENTAL	9

Earnings Release

Simon Property Group, Inc. and Subsidiaries
Unaudited Joint Venture Balance Sheets
(Dollars in thousands)

	June 30, 2013	December 31, 2012
Assets:
Investment properties, at cost	$14,621,714	$14,607,291
Less - accumulated depreciation	5,027,179	4,926,511

	9,594,535	9,680,780
Cash and cash equivalents	551,059	619,546
Tenant receivables and accrued revenue, net	225,178	252,774
Investment in unconsolidated entities, at equity	38,958	39,589
Deferred costs and other assets	707,343	438,399

Total assets	$11,117,073	$11,031,088

Liabilities and Partners' Deficit:
Mortgages	$11,964,864	$11,584,863
Accounts payable, accrued expenses, intangibles, and deferred revenue	596,283	672,483
Other liabilities	657,205	447,132

Total liabilities	13,218,352	12,704,478
Preferred units	67,450	67,450
Partners' deficit	(2,168,729)	(1,740,840)

Total liabilities and partners' deficit	$11,117,073	$11,031,088

Our Share of:
Partners' deficit	$(992,395)	$(799,911)
Add: Excess Investment (B)	2,114,633	2,184,133

Our net Investment in Joint Ventures	$1,122,238	$1,384,222

Note:
The above financial presentation does not include any information related to our investment in Klépierre.
For additional information, see footnote C.
2Q 2013 SUPPLEMENTAL	10

Earnings Release

Simon Property Group, Inc. and Subsidiaries
Unaudited Reconciliation of Non-GAAP Financial Measures (D)
(Amounts in thousands, except per share amounts)

Reconciliation of Consolidated Net Income to FFO

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2013	2012	2013	2012
Consolidated Net Income (E)	$400,525	$260,936	$734,993	$1,042,765
Adjustments to Arrive at FFO:
Depreciation and amortization from consolidated properties	314,622	308,186	627,207	589,536
Our share of depreciation and amortization from unconsolidated entities, including Klépierre	124,828	124,989	246,377	211,130
Gain upon acquisition of controlling interests, sale or disposal of assets and interests in unconsolidated entities, and impairment charge on investment in unconsolidated entities, net	(68,068)	–	(88,835)	(494,837)
Net income attributable to noncontrolling interest holders in properties	(2,097)	(1,855)	(4,558)	(3,963)
Noncontrolling interests portion of depreciation and amortization	(2,204)	(2,174)	(4,377)	(4,582)
Preferred distributions and dividends	(1,313)	(1,313)	(2,626)	(2,627)

FFO of the Operating Partnership	$766,293	$688,769	$1,508,181	$1,337,422

Diluted net income per share to diluted FFO per share reconciliation:
Diluted net income per share	$1.10	$0.71	$2.01	$2.87
Depreciation and amortization from consolidated properties and our share of depreciation and amortization from unconsolidated entities, including Klépierre, net of noncontrolling interests portion of depreciation and amortization	1.20	1.18	2.40	2.21
Gain upon acquisition of controlling interests, sale or disposal of assets and interests in unconsolidated entities, and impairment charge on investment in unconsolidated entities, net	(0.19)	–	(0.25)	(1.37)

Diluted FFO per share	$2.11	$1.89	$4.16	$3.71

Details for per share calculations:
FFO of the Operating Partnership	$766,293	$688,769	$1,508,181	$1,337,422
Diluted FFO allocable to unitholders	(110,346)	(115,421)	(217,034)	(226,290)

Diluted FFO allocable to common stockholders	$655,947	$573,348	$1,291,147	$1,111,132

Basic weighted average shares outstanding	310,261	303,252	310,125	299,473
Adjustments for dilution calculation:
Effect of stock options	–	1	–	1

Diluted weighted average shares outstanding	310,261	303,253	310,125	299,474
Weighted average limited partnership units outstanding	52,194	61,048	52,130	60,990

Diluted weighted average shares and units outstanding	362,455	364,301	362,255	360,464

Basic FFO per Share	$2.11	$1.89	$4.16	$3.71
Percent Change	11.6%		12.1%
Diluted FFO per Share	$2.11	$1.89	$4.16	$3.71
Percent Change	11.6%		12.1%
2Q 2013 SUPPLEMENTAL	11

Earnings Release

Simon Property Group, Inc. and Subsidiaries
Footnotes to Unaudited Reconciliation of Non-GAAP Financial Measures

Notes:

(A)
2012 primarily represents non-cash gains resulting from our acquisition/disposition activity and the remeasurement of our previously held interest to fair value for those properties in which we now have a controlling interest.

(B)
Excess investment represents the unamortized difference of our investment over equity in the underlying net assets of the related partnerships and joint ventures shown therein. The Company generally amortizes excess investment over the life of the related properties.

(C)
The Unaudited Joint Venture Statements of Operations do not include any operations or our share of net income or excess investment amortization related to our investment in Klépierre. Amounts included in Footnotes E below exclude our share of related activity for our investment in Klépierre. For further information, reference should be made to financial information in Klépierre's public filings and additional discussion and analysis in our Form 10-Q.

(D)
This report contains measures of financial or operating performance that are not specifically defined by GAAP, including FFO and FFO per share. FFO is a performance measure that is standard in the REIT business. We believe FFO provides investors with additional information concerning our operating performance and a basis to compare our performance with those of other REITs. We also use these measures internally to monitor the operating performance of our portfolio. Our computation of these non-GAAP measures may not be the same as similar measures reported by other REITs.

We determine FFO based upon the definition set forth by the National Association of Real Estate Investment Trusts ("NAREIT"). We determine FFO to be our share of consolidated net income computed in accordance with GAAP, excluding real estate related depreciation and amortization, excluding gains and losses from extraordinary items, excluding gains and losses from the sales or disposals of, or any impairment charges related to, previously depreciated retail operating properties, plus the allocable portion of FFO of unconsolidated joint ventures based upon economic ownership interest, and all determined on a consistent basis in accordance with GAAP.

We have adopted NAREIT's clarification of the definition of FFO that requires it to include the effects of nonrecurring items not classified as extraordinary, cumulative effect of accounting changes, or a gain or loss resulting from the sale or disposal of, or any impairment charges relating to, previously depreciated retail operating properties. We include in FFO gains and losses realized from the sale of land, outlot buildings, marketable and non-marketable securities, and investment holdings of non-retail real estate. However, you should understand that FFO does not represent cash flow from operations as defined by GAAP, should not be considered as an alternative to net income determined in accordance with GAAP as a measure of operating performance, and is not an alternative to cash flows as a measure of liquidity.

(E)
Includes our share of:

-
Gains on land sales of $0.8 million and $6.6 million for the three months ended June 30, 2013 and 2012, respectively, and $1.2 million and $9.8 million for the six months ended June 30, 2013 and 2012, respectively

-
Straight-line adjustments to minimum rent of $13.3 million and $11.4 million for the three months ended June 30, 2013 and 2012, respectively, and $26.1 million and $20.2 million for the six months ended June 30, 2013 and 2012, respectively

-
Amortization of fair market value of leases from acquisitions of $5.6 million for the three months ended June 30, 2013 and 2012, and $16.3 million and $10.7 million for the six months ended June 30, 2013 and 2012, respectively

-
Debt premium amortization of $11.3 million and $13.4 million for the three months ended June 30, 2013 and 2012, respectively, and $22.2 million and $20.1 million for the six months ended June 30, 2013 and 2012, respectively.
2Q 2013 SUPPLEMENTAL	12

Overview

The Company

Simon Property Group, Inc. (NYSE:SPG) is a self-administered and self-managed real estate investment trust ("REIT"). Simon Property Group, L.P., or the Operating Partnership, is our majority-owned partnership subsidiary that owns all of our real estate properties and other assets. In this package, the terms Simon, we, our, or the Company refer to, Simon Property, Inc., the Operating Partnership, and its subsidiaries. We are engaged primarily in the ownership, development and management of retail real estate properties including Malls, Premium Outlets®, The Mills®, Community/Lifestyle Centers and International Properties. At June 30, 2013, we owned or had an interest in 326 properties comprising 241 million square feet in North America and Asia. Additionally, we have a 28.9% ownership interest in Klépierre, a publicly traded, Paris-based real estate company, which owns shopping centers in 13 European countries.

This package was prepared to provide operational and balance sheet information as of June 30, 2013, for the Company and the Operating Partnership.

Certain statements made in this Supplemental Package may be deemed "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to: our ability to meet debt service requirements, the availability and terms of financing, changes in our credit rating, changes in market rates of interest and foreign exchange rates for foreign currencies, changes in value of investments in foreign entities, the ability to hedge interest rate and currency risk, risks associated with the acquisition, development, expansion, leasing and management of properties, general risks related to retail real estate, the liquidity of real estate investments, environmental liabilities, international, national, regional and local economic climates, changes in market rental rates, trends in the retail industry, relationships with anchor tenants, the inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise, risks relating to joint venture properties, costs of common area maintenance, intensely competitive market environment in the retail industry, risks related to international activities, insurance costs and coverage, terrorist activities, changes in economic and market conditions and maintenance of our status as a real estate investment trust. We discuss these and other risks and uncertainties under the heading "Risk Factors" in our annual and quarterly periodic reports filed with the SEC. We may update that discussion in our periodic reports, but otherwise we undertake no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.

We hope you find this Supplemental Package beneficial. Any questions, comments or suggestions should be directed to: Shelly J. Doran, Vice President of Investor Relations, Simon Property Group, P.O. Box 7033, Indianapolis, IN 46207. Telephone: (317) 685-7330; e-mail: sdoran@simon.com

Reporting Calendar

Below is a list of estimated dates for future announcements of results. Dates are subject to change.

Third Quarter 2013	October 25, 2013
Fourth Quarter 2013	February 4, 2014
First Quarter 2014	April 25, 2014
Second Quarter 2014	July 25, 2014
2Q 2013 SUPPLEMENTAL	13

Overview

Stock Information

The Company's common stock and one issue of preferred stock are traded on the New York Stock Exchange under the following symbols:

Common Stock	SPG
8.375% Series J Cumulative Redeemable Preferred	SPGPrJ

Credit Ratings

Standard & Poor's (1)
Corporate	A	(Stable Outlook)
Senior Unsecured	A	(Stable Outlook)
Preferred Stock	BBB+	(Stable Outlook)
Moody's
Senior Unsecured	A3	(Stable Outlook)
Preferred Stock	Baa1	(Stable Outlook)
Fitch
Senior Unsecured	A-	(Stable Outlook)
Preferred Stock	BBB	(Stable Outlook)

Senior Unsecured Debt Covenants (2)

	Required	Actual	Compliance
Total Debt to Total Assets (2)	≤65%	42%	Yes
Total Secured Debt to Total Assets (2)	≤50%	20%	Yes
Fixed Charge Coverage Ratio	>1.5X	3.3X	Yes
Total Unencumbered Assets to Unsecured Debt	≥125%	258%	Yes
(1)
Upgraded on May 16, 2013.

(2)
Covenants for indentures dated June 7, 2005 and later. Total Assets are calculated in accordance with the bond indenture and are essentially our net operating income (NOI) divided by a 7.0% capitalization rate plus the value of other assets at cost.
2Q 2013 SUPPLEMENTAL	14

Selected Financial and Equity Information
(In thousands, except as noted)

	As of or for the Three Months Ended June 30,		As of or for the Six Months Ended June 30,
	2013	2012	2013	2012
Financial Highlights
Total Revenue - Consolidated Properties	$1,236,563	$1,188,066	$2,451,621	$2,307,035
Consolidated Net Income	$400,525	$260,936	$734,993	$1,042,765
Net Income Attributable to Common Stockholders	$339,936	$215,445	$623,074	$860,855
Basic Earnings per Common Share (EPS)	$1.10	$0.71	$2.01	$2.87
Diluted Earnings per Common Share (EPS)	$1.10	$0.71	$2.01	$2.87
Funds from Operations (FFO) of the Operating Partnership	$766,293	$688,769	$1,508,181	$1,337,422
Basic FFO per Share (FFOPS)	$2.11	$1.89	$4.16	$3.71
Diluted FFO per Share (FFOPS)	$2.11	$1.89	$4.16	$3.71
Dividends/Distributions per Share	$1.15	$1.00	$2.30	$1.95
FFO Dividend Payout Ratio	54.5%	52.9%	55.3%	52.6%

Stockholders' Equity Information	As of June 30, 2013	As of December 31, 2012
Limited Partnership Units Outstanding at End of Period	52,124	51,952
Common Shares Outstanding at End of Period	310,334	309,904

Total Common Shares and Limited Partnership Units Outstanding at End of Period	362,458	361,856

Weighted Average Limited Partnership Units Outstanding	52,130	58,186
Weighted Average Common Shares Outstanding:
Basic - for purposes of EPS and FFOPS	310,125	303,137
Diluted - for purposes of EPS	310,125	303,138
Diluted - for purposes of FFOPS	310,125	303,138

Our Debt Information
Share of Consolidated Debt	$22,530,085	$22,953,985
Share of Joint Venture Debt	5,599,276	5,380,359

Share of Total Debt	$28,129,361	$28,334,344

Our Market Capitalization
Common Stock Price at End of Period	$157.92	$158.09
Common Equity Capitalization, including limited partnership units	$57,239,395	$57,205,875
Preferred Equity Capitalization, including limited partnership preferred units	79,092	81,387

Total Equity Market Capitalization	$57,318,487	$57,287,262

Total Market Capitalization - Including Our Share of Total Debt	$85,447,848	$85,621,606

Debt to Total Market Capitalization	32.9%	33.1%
2Q 2013 SUPPLEMENTAL	15

Pro-Rata Statement of Operations
(In thousands)

	For the Three Months Ended June 30, 2013					For the
	Consolidated	Non- Controlling Interests (1)	Our Consolidated Share	Our Share of Joint Ventures	Our Total Share	Three Months Ended June 30, 2012 Our Total Share
REVENUE:
Minimum rent	$778,159	$(7,046)	$771,113	$184,735	$955,848	$907,195
Overage rent	40,248	(53)	40,195	16,821	57,016	46,273
Tenant reimbursements	353,163	(4,030)	349,133	86,744	435,877	403,108
Management fees and other revenues	31,814	–	31,814	–	31,814	28,347
Other income	33,179	(258)	32,921	18,392	51,313	70,199

Total revenue	1,236,563	(11,387)	1,225,176	306,692	1,531,868	1,455,122

EXPENSES:
Property operating	117,479	(2,003)	115,476	52,902	168,378	164,316
Depreciation and amortization	318,638	(2,204)	316,434	86,995	403,429	391,745
Real estate taxes	109,409	(1,117)	108,292	23,004	131,296	126,006
Repairs and maintenance	27,107	(411)	26,696	7,563	34,259	33,466
Advertising and promotion	29,360	(200)	29,160	6,564	35,724	34,078
(Recovery of) provision for credit losses	(1,301)	(20)	(1,321)	84	(1,237)	2,588
Home and regional office costs	36,956	–	36,956	–	36,956	35,104
General and administrative	15,421	–	15,421	–	15,421	14,733
Other	18,604	(1,210)	17,394	15,620	33,014	36,426

Total operating expenses	671,673	(7,165)	664,508	192,732	857,240	838,462

OPERATING INCOME	564,890	(4,222)	560,668	113,960	674,628	616,660
Interest expense	(279,966)	2,125	(277,841)	(71,199)	(349,040)	(353,481)
Income and other taxes	(8,983)	–	(8,983)	–	(8,983)	(3,963)
Income from unconsolidated entities	56,516	–	56,516	(42,761)	13,755 (2)	(134)
Gain upon acquisition of controlling interests, sale or disposal of assets and interests in unconsolidated entities, and impairment charge on investment in unconsolidated entities, net	68,068	–	68,068	–	68,068	–

CONSOLIDATED NET INCOME	400,525	(2,097)	398,428	–	398,428	259,082
Net income attributable to noncontrolling interests	59,755	(2,097)	57,658	–	57,658 (3)	42,803
Preferred dividends	834	–	834	–	834	834

NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$339,936	$–	$339,936	$–	$339,936	$215,445

RECONCILIATION OF CONSOLIDATED NET INCOME TO FFO
Consolidated Net Income			$400,525	$–	$400,525	$260,936
Adjustments to Consolidated Net Income to Arrive at FFO:
Depreciation and amortization from consolidated properties			314,622	–	314,622	308,186
Our share of depreciation and amortization from unconsolidated entities, including Klépierre			–	124,828	124,828	124,989
Income from unconsolidated entities			(56,516)	56,516	–	–
Gain upon acquisition of controlling interests, sale or disposal of assets and interests in unconsolidated entities, and impairment charge on investment in unconsolidated entities, net			(68,068)	–	(68,068)	–
Net income attributable to noncontrolling interest holders in properties			(2,097)	–	(2,097)	(1,855)
Noncontrolling interests portion of depreciation and amortization			(2,204)	–	(2,204)	(2,174)
Preferred distributions and dividends			(1,313)	–	(1,313)	(1,313)

FFO of the Operating Partnership			$584,949	$181,344	$766,293	$688,769

Percentage of FFO of the Operating Partnership			76.33%	23.67%	100.00%	100.00%

(1)
Represents our venture partners' share of operations from consolidated properties.
(2)
Our Total Share of income from unconsolidated entities represents our share of net results related to our investment in Klépierre.
(3)
Represents limited partners' interest in the Operating Partnership.
2Q 2013 SUPPLEMENTAL	16

Pro-Rata Statement of Operations
(In thousands)

	For the Six Months Ended June 30, 2013					For the
	Consolidated	Non- Controlling Interests (1)	Our Consolidated Share	Our Share of Joint Ventures	Our Total Share	Six Months Ended June 30, 2012 Our Total Share
REVENUE:
Minimum rent	$1,556,066	$(14,106)	$1,541,960	$366,338	$1,908,298	$1,773,243
Overage rent	77,947	(153)	77,794	36,700	114,494	94,556
Tenant reimbursements	692,132	(8,247)	683,885	171,914	855,799	784,155
Management fees and other revenues	61,543	–	61,543	–	61,543	60,634
Other income	63,933	(562)	63,371	37,534	100,905	146,851

Total revenue	2,451,621	(23,068)	2,428,553	612,486	3,041,039	2,859,439

EXPENSES:
Property operating	227,388	(3,991)	223,397	102,448	325,845	318,851
Depreciation and amortization	635,272	(4,377)	630,895	174,211	805,106	760,596
Real estate taxes	219,114	(2,277)	216,837	47,893	264,730	245,530
Repairs and maintenance	56,832	(810)	56,022	15,032	71,054	65,718
Advertising and promotion	50,619	(381)	50,238	13,726	63,964	61,909
Provision for credit losses	1,433	(54)	1,379	861	2,240	6,459
Home and regional office costs	71,850	–	71,850	–	71,850	67,962
General and administrative	29,930	–	29,930	–	29,930	28,622
Other	36,605	(2,375)	34,230	30,641	64,871	70,778

Total operating expenses	1,329,043	(14,265)	1,314,778	384,812	1,699,590	1,626,425

OPERATING INCOME	1,122,578	(8,803)	1,113,775	227,674	1,341,449	1,233,014
Interest expense	(564,991)	4,245	(560,746)	(140,194)	(700,940)	(682,947)
Income and other taxes	(22,176)	–	(22,176)	–	(22,176)	(5,968)
Income from unconsolidated entities	110,747	–	110,747	(87,480)	23,267 (2)	(134)
Gain upon acquisition of controlling interests, sale or disposal of assets and interests in unconsolidated entities, and impairment charge on investment in unconsolidated entities, net	88,835	–	88,835	–	88,835	494,837

CONSOLIDATED NET INCOME	734,993	(4,558)	730,435	–	730,435	1,038,802
Net income attributable to noncontrolling interests	110,250	(4,558)	105,692	–	105,692 (3)	176,278
Preferred dividends	1,669	–	1,669	–	1,669	1,669

NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$623,074	$–	$623,074	$–	$623,074	$860,855

RECONCILIATION OF CONSOLIDATED NET INCOME TO FFO
Consolidated Net Income			$734,993	$–	$734,993	$1,042,765
Adjustments to Consolidated Net Income to Arrive at FFO:
Depreciation and amortization from consolidated properties			627,207	–	627,207	589,536
Our share of depreciation and amortization from unconsolidated entities, including Klépierre			–	246,377	246,377	211,130
Income from unconsolidated entities			(110,747)	110,747	–	–
Gain upon acquisition of controlling interests, sale or disposal of assets and interests in unconsolidated entities, and impairment charge on investment in unconsolidated entities, net			(88,835)	–	(88,835)	(494,837)
Net income attributable to noncontrolling interest holders in properties			(4,558)	–	(4,558)	(3,963)
Noncontrolling interests portion of depreciation and amortization			(4,377)	–	(4,377)	(4,582)
Preferred distributions and dividends			(2,626)	–	(2,626)	(2,627)

FFO of the Operating Partnership			$1,151,057	$357,124	$1,508,181	$1,337,422

Percentage of FFO of the Operating Partnership			76.32%	23.68%	100.00%	100.00%

(1)
Represents our venture partners' share of operations from consolidated properties.
(2)
Our Total Share of income from unconsolidated entities represents our share of net results related to our investment in Klépierre.
(3)
Represents limited partners' interest in the Operating Partnership.
2Q 2013 SUPPLEMENTAL	17

Pro-Rata Balance Sheet
(In thousands)

	As of June 30, 2013
	Consolidated	Non- Controlling Interests	Our Consolidated Share	Our Share of Joint Ventures	Our Total Share	As of December 31, 2012 Our Total Share
ASSETS:
Investment properties, at cost	$34,636,100	$(265,763)	$34,370,337	$8,912,689	$43,283,026	$42,905,860
Less - accumulated depreciation	9,544,943	(94,400)	9,450,543	2,281,301	11,731,844	11,186,195

	25,091,157	(171,363)	24,919,794	6,631,388	31,551,182	31,719,665
Cash and cash equivalents	1,095,829	(7,499)	1,088,330	261,714	1,350,044	1,449,261
Tenant receivables and accrued revenue, net	491,388	(3,233)	488,155	101,664	589,819	629,506
Investment in unconsolidated entities, at equity	1,958,503	–	1,958,503	(1,958,503)	–	–
Investment in Klépierre, at equity	1,903,839	–	1,903,839	–	1,903,839	2,016,954
Deferred costs and other assets	1,474,421	(10,451)	1,463,970	342,733	1,806,703	1,759,931

Total assets	$32,015,137	$(192,546)	$31,822,591	$5,378,996	$37,201,587	$37,575,317

LIABILITIES:
Mortgages and unsecured indebtedness	$22,687,622	$(157,537)	$22,530,085	$5,599,276	$28,129,361	$28,334,344
Accounts payable, accrued expenses, intangibles, and deferred revenues	1,273,211	(9,008)	1,264,203	274,736	1,538,939	1,665,368
Cash distributions and losses in partnerships and joint ventures, at equity	836,265	–	836,265	(836,265)	–	–
Other liabilities	231,774	(918)	230,856	341,249	572,105	528,490

Total liabilities	25,028,872	(167,463)	24,861,409	5,378,996	30,240,405	30,528,202

Commitments and contingencies
Limited partners' preferred interest in the Operating Partnership and noncontrolling redeemable interests in properties	180,018	(26,112)	153,906	–	153,906	153,149

EQUITY:
Stockholders' equity
Capital Stock:
Series J 8 3/8% cumulative redeemable preferred stock	44,554	–	44,554	–	44,554	44,719
Common stock, $.0001 par value	31	–	31	–	31	31
Class B common stock, $.0001 par value	–	–	–	–	–	–
Capital in excess of par value	9,184,788	–	9,184,788	–	9,184,788	9,175,724
Accumulated deficit	(3,174,266)	–	(3,174,266)	–	(3,174,266)	(3,083,190)
Accumulated other comprehensive loss	(102,327)	–	(102,327)	–	(102,327)	(90,900)
Common stock held in treasury at cost	(118,031)	–	(118,031)	–	(118,031)	(135,781)

Total stockholders' equity	5,834,749	–	5,834,749	–	5,834,749	5,910,603
Noncontrolling interests	971,498	1,029	972,527	–	972,527	983,363

Total equity	6,806,247	1,029	6,807,276	–	6,807,276	6,893,966

Total liabilities and equity	$32,015,137	$(192,546)	$31,822,591	$5,378,996	$37,201,587	$37,575,317

Basis of Presentation:

We present balance sheet and income statement data on a pro-rata basis reflecting our proportionate economic ownership of each asset in our portfolio. The consolidated amounts shown are prepared on a consistent basis with our consolidated financial statements. Our Share of Joint Ventures column was derived on a property-by-property basis by applying the same percentage interests used to arrive at Our Total Share on the Pro-Rata Statement of Operations for the six months ended June 30, 2013 and applying them to all financial statement line items of each property. A similar calculation was performed for noncontrolling interests.

2Q 2013 SUPPLEMENTAL	18

NOI Composition(1)
For the Six Months Ended June 30, 2013

NOI by Asset Type	U.S. Portfolio NOI by State

(1)
Based on our share of total NOI and does not reflect any property, entity or corporate-level debt.
(2)
Includes Klépierre and international Premium Outlets.
2Q 2013 SUPPLEMENTAL	19

Reconciliations of Non-GAAP Financial Measures
(In thousands, except as noted)

Reconciliation of Net Income to NOI
The following schedule reconciles net income to NOI and sets forth the computations of comparable property NOI.

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2013	2012	2013	2012
Reconciliation of NOI of consolidated properties:
Consolidated Net Income	$400,525	$260,936	$734,993	$1,042,765
Income and other taxes	8,983	3,963	22,176	5,968
Interest expense	279,966	288,560	564,991	546,636
Income from unconsolidated entities	(56,516)	(29,132)	(110,747)	(59,484)
Gain upon acquisition of controlling interests, sale or disposal of assets and interests in unconsolidated entities, and impairment charge on investment in unconsolidated entities, net	(68,068)	–	(88,835)	(494,837)

Operating Income	564,890	524,327	1,122,578	1,041,048
Depreciation and amortization	318,638	311,863	635,272	596,972

NOI of consolidated properties	$883,528	$836,190	$1,757,850	$1,638,020

Reconciliation of NOI of unconsolidated entities:
Net Income	$162,563	$104,802	$315,877	$189,751
Interest expense	154,508	148,980	301,994	302,690
Loss from operations of discontinued joint venture interests	26	5,280	346	18,791
Gain on disposal of discontinued operations, net	(18,356)	–	(18,356)	–

Operating Income	298,741	259,062	599,861	511,232
Depreciation and amortization	126,701	122,475	254,386	249,453

NOI of unconsolidated entities	$425,442	$381,537	$854,247	$760,685

Total consolidated and unconsolidated NOI from continuing operations	$1,308,970	$1,217,727	$2,612,097	$2,398,705

Adjustments to NOI:
NOI of discontinued unconsolidated properties	(26)	6,587	(346)	58,090

Total NOI of our portfolio	$1,308,944	$1,224,314	$2,611,751	$2,456,795

Change in NOI from prior period	6.9%	0.7%	6.3%	1.7%
Add: Our share of NOI from Klépierre	74,319	64,557	141,881	64,557
Less: Joint venture partners' share of NOI	(230,887)	(215,908)	(465,196)	(463,185)

Our share of NOI	$1,152,376	$1,072,963	$2,288,436	$2,058,167

Increase in our share of NOI from prior period	7.4%	16.9%	11.2%	12.8%
Total NOI of our portfolio	$1,308,944	$1,224,314	$2,611,751	$2,456,795
NOI from non comparable properties (1)	295,611	267,088	601,818	549,220

Total NOI of comparable properties (2)	$1,013,333	$957,226	$2,009,933	$1,907,575

Increase in NOI of U.S. Malls and Premium Outlets that are comparable properties	5.9%		5.4%

(1)
NOI excluded from comparable property NOI relates to The Mills, Community/Lifestyle Centers, International Properties, other retail properties, The Mills Limited Partnership properties, any of our non-retail holdings and results of our corporate and management company operations, NOI of U.S. Malls and Premium Outlets not owned and operated in both periods under comparison and excluded income noted in footnote 2 below.
(2)
Comparable properties are U.S. Malls and Premium Outlets that were owned in both of the periods under comparison. Excludes lease termination income, interest income, land sale gains and the impact of significant redevelopment activities.
2Q 2013 SUPPLEMENTAL	20

Reconciliations of Non-GAAP Financial Measures
 (In thousands, except as noted)

Reconciliation of FFO to Funds Available for Distribution (Our Share)

	For the Three Months Ended June 30, 2013	Per Share Amount	For the Six Months Ended June 30, 2013	Per Share Amount
FFO	$766,293	$2.11	$1,508,181	$4.16
Non-cash impacts to FFO (1)	(852)	—	(7,599)	(0.02)

FFO excluding non-cash impacts	765,441	2.11	1,500,582	4.14
Tenant allowances	(39,557)	(0.11)	(74,147)	(0.20)
Operational capital expenditures	(36,155)	(0.10)	(45,083)	(0.12)

Funds available for distribution	$689,729	$1.90	$1,381,352	$3.82

(1)
Non-cash impacts to FFO include:

	For the Three Months Ended June 30, 2013	For the Six Months Ended June 30, 2013
Deductions:
Straight-line rent	(13,275)	(26,120)
Fair value of debt amortization	(11,274)	(22,156)
Fair market value of lease amortization	(5,532)	(16,262)
Additions:
Stock based compensation expense	17,660	34,574
Mortgage, financing fee and terminated
swap amortization expense	11,569	22,365

	(852)	(7,599)

This report contains measures of financial or operating performance that are not specifically defined by generally accepted accounting principles (GAAP) in the United States, including FFO, diluted FFO per share, funds available for distribution, net operating income (NOI), and comparable property NOI. FFO and NOI are performance measures that are standard in the REIT business. We believe FFO and NOI provide investors with additional information concerning our operating performance and a basis to compare our performance with the performance of other REITs. We also use these measures internally to monitor the operating performance of our portfolio. Our computation of these non-GAAP measures may not be the same as similar measures reported by other REITs.

The non-GAAP financial measures used in this report should not be considered as alternatives to net income as a measure of our operating performance or to cash flows computed in accordance with GAAP as a measure of liquidity nor are they indicative of cash flows from operating and financial activities. Reconciliations of non-GAAP measures used in this report to the most-directly comparable GAAP measure are included in the tables on pages 20 and 21 and in the Earnings Release for this period.

2Q 2013 SUPPLEMENTAL	21

Analysis of Other Income, Other Expense and Capitalized Interest
(In thousands)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2013	2012	2013	2012
Consolidated Properties
Other Income
Interest and Dividend Income	$2,194	$3,355	$1,049	$10,500
Lease Settlement Income	205	914	1,940	10,225
Gains on Land Sales	656	6,623	1,096	9,730
Other (1)	30,124	40,732	59,848	71,687

Totals	$33,179	$51,624	$63,933	$102,142

Other Expense
Ground Rent	$11,468	$10,502	$22,321	$21,113
Professional Fees	4,354	6,316	7,943	8,909
Other	2,782	4,306	6,341	7,766

Totals	$18,604	$21,124	$36,605	$37,788

Capitalized Interest	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2013	2012	2013	2012
Interest Capitalized during the Period:
Our Share of Consolidated Properties	$4,881	$6,612	$8,829	$12,299
Our Share of Joint Venture Properties	$157	$113	$432	$269

(1)
Includes ancillary property revenues, gift cards, marketing, media, parking and sponsorship revenues as well as other miscellaneous income items.
2Q 2013 SUPPLEMENTAL	22

U.S. Mall and Premium Outlets Operational Information

	As of June 30,
	2013	2012
Total Number of Properties	224	221
Total Square Footage of Properties (in millions)	190.2	187.6
Ending Occupancy (1):
Consolidated Assets	95.0%	94.4%
Unconsolidated Assets	95.4%	93.4%
Total Portfolio	95.1%	94.2%
Total Sales per Square Foot (PSF) (2):
Consolidated Assets	$558	$535
Unconsolidated Assets	$660	$639
Total Portfolio	$577	$554
Base Minimum Rent PSF (3):
Consolidated Assets	$39.16	$37.97
Unconsolidated Assets	$49.53	$48.02
Total Portfolio	$41.41	$39.99

Releasing Activity for the Trailing Twelve Month Period Ended:

		Total Rent PSF		Releasing
	Square Footage of Openings	Opening Rate PSF (4)	Closing Rate PSF (4)	Spread (4)
6/30/13	7,436,001	$60.62	$53.13	$7.49	14.1%
3/31/13	7,419,367	$59.11	$52.11	$7.00	13.4%
12/31/12	8,250,576	$53.24	$48.03	$5.21	10.8%
9/30/12	7,961,413	$51.75	$46.89	$4.86	10.4%
6/30/12	7,554,647	$52.29	$47.52	$4.77	10.0%

Occupancy Cost as a Percentage of Sales (5):

6/30/13	11.3%
3/31/13	11.3%
12/31/12	11.4%
9/30/12	11.3%
6/30/12	11.4%
(1)
Ending Occupancy is the percentage of total owned square footage (GLA) which is leased as of the last day of the reporting period. We include all company owned space except for mall anchors and mall majors in the calculation.
(2)
Total Sales PSF is defined as total sales of the tenants open and operating in the center during the reporting period divided by the associated company owned and occupied GLA on a trailing 12-month basis. Includes tenant sales activity for all months a tenant is open within the trailing 12-month period. In accordance with the standard definition of sales for regional malls adopted by the International Council of Shopping Centers, only stores with less than 10,000 square feet are included for malls. All company owned space is included for Premium Outlets.
(3)
Base Minimum Rent PSF is the average base minimum rent charge in effect for the reporting period for all tenants that would qualify to be included in Ending Occupancy as defined above.
(4)
Releasing Spread is a "same space" measure that compares opening and closing rates on individual spaces, including spaces greater than 10,000 square feet. The Opening Rate is the average of the initial cash Total Rent PSF for spaces leased during the trailing 12-month period, and includes new leases and existing tenant renewals, amendments and relocations (including expansions and downsizings). The Closing Rate is the average of the final cash Total Rent PSF as of the month the tenant terminates or closes. Total Rent PSF includes Base Minimum Rent, common area maintenance (CAM) and base percentage rent. It includes leasing activity on all spaces occupied by tenants that would qualify to be included in Ending Occupancy as defined above as long as the opening and closing dates are within 24 months of one another.
(5)
Occupancy cost as a Percentage of Sales is the Rolling 12 Base Minimum Rent, plus all applicable Ancillary Charges, plus Overage Rent, if applicable (based on last 12 months of sales), divided by the Rolling 12 Total Sales PSF for the same tenants.
2Q 2013 SUPPLEMENTAL	23

The Mills, Community/Lifestyle Centers and International Operational Information

	As of June 30,
	2013	2012
The Mills
Total Number of Properties	13	13
Total Square Footage of Properties (in millions)	19.0	18.8
Ending Occupancy (1)	97.9%	96.9%
Total Sales PSF (2)	$519	$497
Base Minimum Rent PSF (3)	$23.17	$22.06

Community/Lifestyle Centers
Total Number of Properties	64	70
Total Square Footage of Properties (in millions)	19.7	21.2
Ending Occupancy (1)	94.1%	93.1%
Base Minimum Rent PSF (3)	$14.40	$13.93

International Premium Outlets
Total Number of Properties	13	12
Total Square Footage of Properties (in millions)	4.2	3.7
Statistics for Properties in Japan (4)
Ending Occupancy	99.4%	99.8%
Total Sales PSF	¥89,935	¥88,313
Base Minimum Rent PSF	¥4,838	¥4,773

(1)
See footnote 1 on page 23 for definition, except Ending Occupancy is calculated on all company owned space.
(2)
See footnote 2 on page 23 for definition; calculation methodology is the same as for malls.
(3)
See footnote 3 on page 23 for definition.
(4)
Information supplied by the managing venture partner.
2Q 2013 SUPPLEMENTAL	24

U.S. Mall and Premium Outlets Lease Expirations(1)

Year	Number of Leases Expiring	Square Feet	Avg. Base Minimum Rent PSF at 6/30/13	Percentage of Gross Annual Rental Revenues(2)
Inline Stores and Freestanding
Month to Month Leases	757	2,496,675	$38.22	1.9%
2013 (7/1/13 - 12/31/13)	707	1,900,920	$38.71	1.5%
2014	2,832	9,229,059	$37.68	7.4%
2015	2,867	9,382,906	$39.73	8.0%
2016	2,689	9,118,527	$39.05	7.6%
2017	2,566	9,160,936	$41.58	8.2%
2018	2,264	8,475,631	$45.16	8.2%
2019	1,505	5,726,351	$46.76	5.8%
2020	1,218	4,466,355	$48.31	4.7%
2021	1,290	5,242,653	$45.37	5.2%
2022	1,575	6,004,417	$45.40	5.9%
2023	1,268	5,093,226	$44.47	4.9%
2024 and Thereafter	600	3,103,021	$34.72	2.4%
Specialty Leasing Agreements w/ terms in excess of 12 months	1,466	3,475,073	$15.49	1.2%

Anchor Tenants
2014	26	2,736,206	$5.31	0.3%
2015	29	3,248,369	$3.12	0.2%
2016	25	3,002,292	$3.16	0.2%
2017	22	2,969,087	$2.60	0.2%
2018	26	3,058,241	$4.67	0.3%
2019	17	1,802,368	$4.71	0.2%
2020	15	1,370,682	$6.80	0.2%
2021	12	1,055,228	$7.74	0.2%
2022	8	913,014	$10.06	0.2%
2023	14	1,526,500	$10.02	0.3%
2024 and Thereafter	28	3,088,600	$5.35	0.4%

(1)
Does not consider the impact of renewal options that may be contained in leases.
(2)
Annual rental revenues represent 2012 consolidated and joint venture combined base rental revenue.
2Q 2013 SUPPLEMENTAL	25

U.S. Mall and Premium Outlets Top Tenants

                                                              Top Inline Store Tenants (sorted by percentage of total base minimum rent for U.S. properties)

Tenant	Number of Stores	Square Feet (000's)	Percent of Total Sq. Ft. in U.S. Properties	Percent of Total Base Minimum Rent for U.S. Properties

The Gap, Inc.	382	4,005	1.7%	3.2%
L Brands, Inc.	384	2,177	0.9%	2.2%
Phillips-Van Heusen	329	1,820	0.8%	1.6%
Abercrombie & Fitch Co.	213	1,526	0.6%	1.6%
Foot Locker, Inc.	365	1,429	0.6%	1.3%
Forever 21, Inc.	84	1,306	0.5%	1.2%
Luxottica Group S.P.A	451	865	0.4%	1.2%
American Eagle Outfitters, Inc.	208	1,271	0.5%	1.2%
Ascena Retail Group, Inc.	323	1,746	0.7%	1.2%
Ann, Inc.	207	1,254	0.5%	1.0%

                                                              Top Anchors (sorted by percentage of total square footage in U.S. properties) (1)

Tenant	Number of Stores	Square Feet (000's)	Percent of Total Sq. Ft. U.S. Properties	Percent of Total Base Minimun Rent for U.S. Properties

Macy's, Inc.	155	28,805	11.9%	0.5%
Sears Holdings Corporation	118	18,477	7.7%	0.2%
J.C. Penney Co., Inc.	110	16,246	6.7%	0.5%
Dillard's, Inc.	65	10,437	4.3%	0.1%
Nordstrom, Inc.	28	4,745	2.0%	0.1%
Belk, Inc.	17	2,385	1.0%	0.2%
The Bon-Ton Stores, Inc.	20	2,147	0.9%	0.1%
Target Corporation	12	1,676	0.7%	–
Dick's Sporting Goods, Inc.	23	1,548	0.6%	0.4%
The Neiman Marcus Group, Inc.	10	1,265	0.5%	–
Lord and Taylor	9	1,231	0.5%	–
Kohl's Corporation	12	1,028	0.4%	0.1%
Saks Incorporated	8	986	0.4%	0.1%

(1)
Includes space leased and owned by anchors in U.S. Malls.
2Q 2013 SUPPLEMENTAL	26

Capital Expenditures
(In thousands)

		Unconsolidated Properties
	Consolidated Properties	Total	Our Share

New development projects	$34,022	$173,597	$82,764
Redevelopment projects with incremental square footage and/or anchor replacement	196,178	98,665	48,699
Redevelopment projects with no incremental square footage	26,377	9,965	4,924

Subtotal new development and redevelopment projects	256,577	282,227	136,387
Tenant allowances	63,589	24,545	10,558
Operational capital expenditures at properties:
CAM expenditures (1)	22,527	19,270	8,631
Non-CAM expenditures	10,253	9,002	3,672

Totals	$352,946	$335,044	$159,248

Conversion from accrual to cash basis	41,344	8,538	4,058

Capital Expenditures for the Six Months Ended 6/30/13 (2)	$394,290	$343,582	$163,306

Capital Expenditures for the Six Months Ended 6/30/12 (2)	$343,830	$268,213	$126,194

(1)
Expenditures included in the pool of expenses allocated to tenants as CAM.
(2)
Agrees with the line item "Capital expenditures" on the Combined Statements of Cash Flows for the consolidated properties. No statement of cash flows is prepared for the joint venture properties; however, the above reconciliation was completed in the same manner as the reconciliation for the consolidated properties.
2Q 2013 SUPPLEMENTAL	27

Development Activity Summary
As of June 30, 2013
(In millions, except percent)

Platform Project Type	Projected Gross Cost	Projected Net Cost	Our Share of Net Cost	Blended Stabilized Rate of Return	Total Construction in Progress	Our Share of Total Construction in Progress
Malls
Redevelopments	$640	$632	$530	8%	$241	$212

Premium Outlets
New Developments	$553	$528	$272	10%	$286	$149
Redevelopments	$462	$462	$453	12%	$91	$90

The Mills
Redevelopments	$34	$24	$22	16%	$13	$12

Community/Lifestyle Centers
Redevelopments	$38	$37	$34	9%	$21	$21
Totals	$1,727	$1,683	$1,311	10%	$652	$484

Notes:

•
Represents projects under construction; new development and redevelopment projects with budgeted gross costs in excess of $5 million; and anchor/big box additions with budgeted gross costs in excess of $2 million.
•
Projected Gross Cost includes soft costs such as architecture and engineering fees, tenant costs (allowances/leasing commissions), development, legal and other fees, marketing costs, cost of capital, and other related costs.
•
Projected Net Cost includes cost recoveries such as land sales, tenant reimbursements, Tax Increment Financing (TIF), CAM, and other such recoveries.
•
Costs and returns are based upon current budget assumptions; actual costs may vary.
2Q 2013 SUPPLEMENTAL	28

Development Activity Report(1)
As of June 30, 2013

Property/ Location	Project Description	Actual/ Projected Opening	Company's Ownership Percentage
Malls - Redevelopments
Meadowood Mall - Reno, NV	Redevelopment	7/13	50%
Penn Square Mall - Oklahoma City, OK	Redevelopment	7/13	94.5%
Firewheel Town Center - Garland (Dallas), TX	Toys "R" Us/ Babies "R" Us	9/13	100%
Walt Whitman Shops - Huntington Station (New York), NY	Reconfiguration and 52,000 SF expansion of small shop space and restaurants	9/13	100%
Dover Mall - Dover, DE	Dick's Sporting Goods	10/13	68.1%
Prien Lake Mall - Lake Charles, LA	Dick's Sporting Goods	10/13	100%
Shops at Nanuet, The - Nanuet (New York), NY	Redevelopment of enclosed mall into open-air center	10/13	100%
Virginia Center Commons - Glen Allen, VA	American Family Fitness	10/13	100%
Bowie Town Center - Bowie (Washington, D.C.), MD	LA Fitness	11/13	100%
Briarwood Mall - Ann Arbor, MI	Redevelopment	11/13	50%
Del Amo Fashion Center - Torrance (Los Angeles), CA	Phase I redevelopment including common area renovation and new dining pavilion (11/13); addition of small shops in former food court space (7/14)	11/13	50%
Empire Mall - Sioux Falls, SD	Redevelopment	11/13	100%
Lindale Mall - Cedar Rapids, IA	25,000 SF expansion	11/13	100%
2Q 2013 SUPPLEMENTAL	29

Development Activity Report(1)
 As of June 30, 2013

Property/ Location	Project Description	Actual/ Projected Opening	Company's Ownership Percentage
Malls - Redevelopments
Miller Hill Mall - Duluth, MN	Dick's Sporting Goods	11/13	100%
Montgomery Mall - North Wales (Philadelphia), PA	Wegmans	11/13	60%
Stanford Shopping Center - Palo Alto (San Jose), CA	Container Store	11/13	100%
Woodland Hills Mall - Tulsa, OK	Redevelopment	11/13	94.5%
Brea Mall - Brea (Los Angeles), CA	Redevelopment	12/13	100%
Domain, The - Austin, TX	Punch Bowl Social	12/13	100%
Firewheel Town Center - Garland (Dallas), TX	280 Phase II residential units	12/13	50%
White Oaks Mall - Springfield, IL	L.A. Fitness	12/13	80.7%
Mall at Chestnut Hill, The - Chestnut Hill (Boston), MA	The Cheesecake Factory	2/14	94.4%
Coddingtown Mall - Santa Rosa, CA	Target	3/14	50%
Empire Mall - Sioux Falls, SD	Dick's Sporting Goods	3/14	100%
King of Prussia - King of Prussia (Philadelphia), PA	Container Store	3/14	96.1%
Plaza Carolina - Carolina (San Juan), PR	Sports Authority	3/14	100%
White Oaks Mall - Springfield, IL	Reconfigure former theater space into small shops	3/14	80.7%
Lenox Square - Atlanta, GA	Redevelopment	5/14	100%
Great Lakes Mall - Mentor (Cleveland), OH	Dick's Sporting Goods	6/14	100%
Southdale Center - Edina (Minneapolis), MN	230 residential units	9/14	50%
St. Johns Town Center - Jacksonville, FL	Addition of Nordstrom and 34,000 SF small shop expansion	10/14	50%
2Q 2013 SUPPLEMENTAL	30

Development Activity Report(1)
 As of June 30, 2013

Property/ Location	Project Description	Actual/ Projected Opening	Company's Ownership Percentage
Premium Outlets - New Developments
St. Louis Premium Outlets - Chesterfield (St. Louis), MO	350,000 SF upscale Premium Outlet Center	8/13	60%
Toronto Premium Outlets - Halton Hills (Ontario), Canada	360,000 SF upscale Premium Outlet Center	8/13	50%
Busan Premium Outlets - Busan, Korea	340,000 SF upscale Premium Outlet Center	8/13	50%
Premium Outlets Montreal - Mirabel (Quebec), Canada	360,000 SF upscale Premium Outlet Center	10/14	50%

Premium Outlets - Redevelopments
Orlando Premium Outlets-Vineland Ave - Orlando, FL	105,000 SF expansion	10/13	100%
Johor Premium Outlets - Johor, Malaysia	108,000 SF expansion	11/13	50%
Desert Hills Premium Outlets - Cabazon (Palm Springs), CA	147,000 SF expansion, redevelopment and parking deck	4/14	100%
Waikele Premium Outlets - Waipahu (Honolulu), HI	Redevelopment and 5,000 square foot expansion	1/15	100%
Las Vegas Premium Outlets-North - Las Vegas, NV	140,000 SF expansion	5/15	100%
Woodbury Common Premium Outlets - Central Valley (New York), NY	Redevelopment and 63,000 square foot expansion	3/16	100%
2Q 2013 SUPPLEMENTAL	31

Development Activity Report(1)
 As of June 30, 2013

Property/ Location	Project Description	Actual/ Projected Opening	Company's Ownership Percentage
The Mills - Redevelopments
Gurnee Mills - Gurnee (Chicago), IL	Macy's addition and redevelopment	7/13	100%
Colorado Mills - Lakewood (Denver), CO	H&M	9/13	37.5%
Potomac Mills - Woodbridge (Washington, DC), VA	Relocation of Saks Fifth Avenue OFF 5TH (11/13) and addition of Christmas Tree Shops and Buy Buy Baby (2/14)	11/13	100%

Community/Lifestyle Centers - Redevelopments
University Town Plaza - Pensacola, FL	Redevelopment of enclosed mall into open-air center	9/13	100%
Village Park Plaza - Carmel (Indianapolis), IN	Redevelopment	11/13	35.7%
(1)
Projects listed represent projects that are under construction; new development and redevelopment projects with budgeted gross costs in excess of $5 million; and anchor/big box additions with budgeted gross costs in excess of $2 million.
2Q 2013 SUPPLEMENTAL	32

U.S. Anchor/Big Box Openings

Property Name/Location	Property Type	New Tenant	Former Tenant
Openings During the First Six Months of 2013
Apple Blossom Mall - Winchester, VA	Mall	Carmike Cinema	Carmike Cinema (former)
Cordova Mall - Pensacola, FL	Mall	Dick's Sporting Goods	Belk (1)
Denver West Village - Lakewood (Denver), CO	Community/Lifestyle	Cost Plus World Market	Ultimate Electronics
		Marshalls	Ultimate Electronics
Domain, The - Austin, TX	Mall	Arhaus Furniture	Borders
Empire East - Sioux Falls, SD	Community/Lifestyle	Ulta	N/A
Opry Mills - Nashville, TN	Mills	H&M	Gibson Guitar
Penn Square Mall - Oklahoma City, OK	Mall	AMC Theatres	Dickinson Theatres
Sawgrass Mills - Sunrise (Miami), FL	Mills	Forever 21 (expansion)	Wannado
South Hills Village - Pittsburgh, PA	Mall	Target	Boscov's
South Shore Plaza - Braintree (Boston), MA	Mall	DSW	Filene's
Town Center at Boca Raton - Boca Raton (Miami), FL	Mall	Container Store	Old Navy
University Town Plaza - Pensacola, FL	Community/Lifestyle	Academy Sports	N/A
Virginia Center Commons - Glen Allen, VA	Mall	American Family Fitness	Dillard's

Openings Projected for the Remainder of 2013
Arizona Mills - Tempe (Phoenix), AZ	Mills	Conn's Electronic & Appliance	Linens 'n Things
Arundel Mills - Baltimore (Washington, D.C.), MD	Mills	Forever 21	Virgin Megastore
Bloomingdale Court - Bloomingdale (Chicago), IL	Community/Lifestyle	Wal-Mart (expansion)	N/A
Bowie Town Center - Bowie (Washington, D.C.), MD	Mall	L.A. Fitness	Bed Bath & Beyond
Clay Terrace - Carmel (Indianapolis), IN	Community/Lifestyle	St. Vincent's Sports Performance	Circuit City
Colorado Mills - Lakewood (Denver), CO	Mills	Forever 21	Borders
		H&M	Eddie Bauer
Cottonwood Mall - Albuquerque, NM	Mall	Conn's Electronic & Appliance	Mervyn's
Domain, The - Austin, TX	Mall	Punch Bowl Social	N/A
Dover Mall - Dover, DE	Mall	Dick's Sporting Goods	N/A
Empire Mall - Sioux Falls, SD	Mall	Dick's Sporting Goods	N/A
Firewheel Town Center - Garland (Dallas), TX	Mall	Toys "R" Us/ Babies "R" Us	Circuit City
Gateway Center - Austin, TX	Community/Lifestyle	Paul Mitchell Salon/School	Comp USA
2Q 2013 SUPPLEMENTAL	33

U.S. Anchor/Big Box Openings

Property Name/Location	Property Type	New Tenant	Former Tenant
Gurnee Mills - Gurnee (Chicago), IL	Mills	Macy's	Circuit City
Irving Mall - Irving (Dallas), TX	Mall	Fitness Connection	Circuit City
		Shoppers World	Barnes & Noble
Lima Center - Lima, OH	Community/Lifestyle	Ulta	General Cinema
Miller Hill Mall - Duluth, MN	Mall	Dick's Sporting Goods	N/A
Montgomery Mall - North Wales (Philadelphia), PA	Mall	Wegmans	Boscov's
Potomac Mills - Woodbridge (Washington, D.C.), VA	Mills	Saks Fifth Avenue OFF 5TH (2)	N/A
Prien Lake Mall - Lake Charles, LA	Mall	Dick's Sporting Goods	N/A
Shops at Nanuet, The - Nanuet (New York), NY	Mall	Fairway Market	N/A
		24 Hour Fitness	N/A
Stanford Shopping Center - Palo Alto (San Jose), CA	Mall	Container Store	Andronico's
Sunland Park Mall - El Paso, TX	Mall	Cinemark Theatre	N/A
University Center - Mishawaka, IN	Community/Lifestyle	Ross Dress for Less	Linens 'n Things
University Town Plaza - Pensacola, FL	Community/Lifestyle	Burlington Coat Factory	N/A
		Toys "R" Us	N/A
White Oaks Mall - Springfield, IL	Mall	L.A. Fitness	Cost Plus World Market
Woodfield Mall - Schaumburg (Chicago), IL	Mall	Arhaus Furniture	N/A

Openings Projected for 2014
Coconut Point - Estero, FL	Mall	Michaels	Old Navy
Coddingtown Mall - Santa Rosa, CA	Mall	Target	Gottschalks
Concord Mills - Concord (Charlotte), NC	Mills	Sea Life	Nascar Speed Park
Florida Mall, The - Orlando, FL	Mall	American Girl	N/A
		Zara	N/A
Gaitway Plaza - Ocala, FL	Community/Lifestyle	Michaels	Books-A-Million
Great Lakes Mall - Mentor (Cleveland), OH	Mall	Dick's Sporting Goods	N/A
Katy Mills - Katy (Houston), TX	Mills	Ross Dress for Less	Circuit City
King of Prussia - King of Prussia (Philadelphia), PA	Mall	Container Store	N/A
2Q 2013 SUPPLEMENTAL	34

U.S. Anchor/Big Box Openings

Property Name/Location	Property Type	New Tenant	Former Tenant
Plaza Carolina - Carolina (San Juan), PR	Mall	Sports Authority	N/A
Potomac Mills - Woodbridge (Washington, D.C.), VA	Mills	Buy Buy Baby/Christmas Tree Shops	N/A
St. Johns Town Center - Jacksonville, FL	Mall	Nordstrom	N/A
Stanford Shopping Center - Palo Alto, CA	Mall	Bloomingdale's (3)	N/A

Openings Projected for 2015 and Beyond
Del Amo Fashion Center - Los Angeles, CA	Mall	Nordstrom	N/A
Roosevelt Field - Garden City (New York), NY	Mall	Neiman Marcus	N/A
(1)
Tenant has relocated to another space within the center.
(2)
Tenant is relocating to another location within the center.
(3)
Bloomingdale's has an existing store at this center but will move to a new location.
2Q 2013 SUPPLEMENTAL	35

Common and Preferred Stock Information

                                                              Changes in Common Share and Limited Partnership Unit Ownership
                                                              For the Period from December 31, 2012 through June 30, 2013

	Common Shares(1)	Limited Partnership Units(2)
Number Outstanding at December 31, 2012	309,903,824	51,952,554
First Quarter Activity:
Issuance of Common Stock for Stock Option Exercises	1,567	–
Exchange of Limited Partnership Units for Common Stock	133,192	(133,192)
Restricted Stock Awards and Long-Term Incentive Performance (LTIP) Units Earned (3)	9,288	489,654

Number Outstanding at March 31, 2013	310,047,871	52,309,016
Second Quarter Activity:
Exchange of Limited Partnership Units for Common Stock	184,970	(184,970)
Restricted Stock Awards and Long-Term Incentive Performance (LTIP) Units Earned (3)	101,285	–

Number Outstanding at June 30, 2013	310,334,126	52,124,046

Number of Limited Partnership Units and Common Shares at June 30, 2013	362,458,172

                                                              Preferred Stock/Units Outstanding as of June 30, 2013
                                                              ($ in 000's, except per share amounts)

Issuer	Description	Number of Shares/Units	Per Share Liquidation Preference	Aggregate Liquidation Preference	Ticker Symbol
Preferred Stock:
Simon Property Group, Inc.	Series J 8.375% Cumulative Redeemable (4)	796,948	$50.00	$39,847	SPGPrJ
Preferred Units:
Simon Property Group, L.P.	7.50% Cumulative Redeemable (5)	255,373	$100.00	$25,537	N/A

(1)
Excludes Limited Partnership preferred units relating to preferred stock outstanding.
(2)
Excludes units owned by the Company (shown here as Common Shares) and Limited Partnership units not exchangeable for common shares.
(3)
Represents restricted stock awards and earned LTIP units issued pursuant to the Operating Partnership's 1998 Stock Incentive Plan, net of forfeitures.
(4)
Each share is redeemable on or after October 15, 2027. The shares are traded on the New York Stock Exchange. The closing price on June 28, 2013 was $67.20 per share.
(5)
Each unit is redeemable after November 10, 2013 or upon the occurrence of certain tax triggering events.
2Q 2013 SUPPLEMENTAL	36

Credit Profile
(As of December 31, unless otherwise indicated)

Debt to Total Market Capitalization

70%
65%
60%
55%
50%
45%
40%
35%
30%
60.6%
47.0%
40.3%
35.0%
33.1%
32.9%
2008
2009
2010
2011
2012
6/30/2013

Secured Debt to Total Market Capitalization

35%
30%
25%
20%
15%
10%
31.2%
24.2%
21.8%
18.5%
15.6%
15.8%
2008
2009
2010
2011
2012
6/30/2013

Fixed Charge Coverage

3.4
3.2
3.0
2.8
2.6
2.4
2.2
2.0
2.6
2.5
2.8
3.0
3.1
3.3
2008
2009
2010
2011
2012
TTM 6/30/2013

Net Share of Debt to Share of NOI

8.0
7.5
7.0
6.5
6.0
5.5
5.0
7.1
6.2
6.5
6.2
6.1
5.8
2008
2009
2010
2011
2012
TTM 6/30/2013

FFO Payout Ratio

70%
65%
60%
55%
50%
45%
40%
35%
30%
56%
49%
52%
51%
51%
53%
2008
2009
2010
2011
2012
TTM 6/30/2013

Weighted Average Interest Rate/Years to Maturity

5.50%
5.40%
5.30%
5.20%
5.10%
5.00%
4.90%
7
6
5
4
3
5.06%
5.46%
5.43%
5.24%
5.01%
4.97%
4.5
4.2
5.7
5.5
5.9
5.8
Interest Rate
Years to Maturity
2008
2009
2010
2011
2012
6/30/2013

2Q 2013 SUPPLEMENTAL	37

Summary of Indebtedness
As of June 30, 2013
(In thousands)

	Total Indebtedness	Our Share of Indebtedness	Weighted Average End of Period Interest Rate	Weighted Average Years to Maturity
Consolidated Indebtedness
Mortgage Debt
Fixed Rate	$7,922,746	$7,765,775	5.68%	4.4
Variable Rate Debt	71,524	71,524	3.75%	0.8

Total Mortgage Debt	7,994,270	7,837,299	5.67%	4.4
Unsecured Debt
Fixed Rate	13,009,482	13,009,482	5.08%	6.9
Revolving Credit Facility - Euro Currency	1,173,222	1,173,222	1.02%	3.3
Supplemental Credit Facility - Yen Currency	226,101	226,101	1.07%	4.0

Total Revolving Credit Facilities	1,399,323	1,399,323	1.03%	3.4
Unsecured Term Loan	240,000	240,000	1.29%	4.7

Total Unsecured Debt	14,648,805	14,648,805	4.63%	6.5
Premium	84,811	84,245
Discount	(40,264)	(40,264)

Consolidated Mortgages and Unsecured Indebtedness (1)	$22,687,622	$22,530,085	4.99%	5.8

Joint Venture Indebtedness
Mortgage Debt
Fixed Rate	$10,080,407	$4,796,966	5.11%	6.0
Variable Rate Debt	988,337	443,476	2.36%	3.4
Mills Limited Partnership Debt (2)	890,841	356,195	–	–

Total Mortgage Debt	11,959,585	5,596,637	4.88%	5.8
Premium	5,279	2,639

Joint Venture Mortgages and Other Indebtedness (1)	$11,964,864	$5,599,276	4.88%	5.8

Our Share of Total Indebtedness		$28,129,361	4.97%	5.8

(1)
Amounts give effect to outstanding derivative instruments as footnoted in the Property and Debt Information.
(2)
See footnote 23 on the Property and Debt Information.

	Total Indebtedness	Our Share of Indebtedness	Weighted Average End of Period Interest Rate	Weighted Average Years to Maturity
Summary of Our Share of Fixed and Variable Rate Debt
Consolidated	92.4%	$20,819,238	5.30%	5.9
Fixed	7.6%	1,710,847	1.18%	3.5

Variable	100.0%	22,530,085	4.99%	5.8
Joint Venture
Fixed	89.6%	$5,015,299	5.11%	6.0
Variable	10.4%	583,977	2.36%	3.4

	100.0%	5,599,276	4.88%	5.8
Total Debt		$28,129,361

Total Fixed Debt	91.8%	$25,834,537	5.27%	6.0

Total Variable Debt	8.2%	$2,294,824	1.42%	3.5

2Q 2013 SUPPLEMENTAL	38

Total Debt Amortization and Maturities by Year (Our Share)
As of June 30, 2013
(In thousands)

Year	Our Share of Unsecured Consolidated Debt	Weighted Average Rate of Maturing Unsecured Consolidated Debt	Our Share of Secured Consolidated Debt	Weighted Average Rate of Maturing Secured Consolidated Debt	Our Share of Unconsolidated Joint Venture Debt	Weighted Average Rate of Maturing Unconsolidated Joint Venture Debt	Our Share of Total Debt	Total Weighted Average Rate of Maturing Debt

2013	75,000	7.18%	38,233	–	217,764	4.11%	330,997	5.65%
2014	934,482	6.09%	1,374,786	5.97%	596,829	5.99%	2,906,097	6.01%
2015	1,600,000	5.12%	372,541	6.19%	964,552	5.02%	2,937,093	5.21%
2016	2,473,222	3.65%	2,719,296	6.14%	537,549	6.28%	5,730,067	5.06%
2017	1,826,101	3.21%	1,390,070	5.83%	424,186	5.81%	3,640,357	4.51%
2018	1,990,000	3.92%	39,967	–	225,078	1.97%	2,255,045	3.71%
2019	650,000	10.35%	168,043	7.68%	196,009	4.07%	1,014,052	9.55%
2020	1,250,000	5.65%	110,075	5.01%	491,834	5.62%	1,851,909	5.61%
2021	1,600,000	4.27%	440,712	5.44%	795,815	4.81%	2,836,527	4.61%
2022	600,000	3.38%	558,211	4.14%	629,496	4.28%	1,787,707	3.95%
Thereafter	1,650,000	4.87%	625,365	4.00%	517,525	3.69%	2,792,890	4.40%

Face Amounts of Indebtedness	$14,648,805	4.63%	$7,837,299	5.67%	$5,596,637	4.88%	$28,082,741	4.97%
Premiums (Discounts) on Indebtedness, Net	(37,043)		81,024		2,639		46,620

Our Share of Total Indebtedness	$14,611,762		$7,918,323		$5,599,276		$28,129,361

2Q 2013 SUPPLEMENTAL	39

Property and Debt Information
As of June 30, 2013

							Debt Information
				Legal		Total	Maturity		Interest		Indebtedness ($ in 000's)
	Property Name	State	City (CBSA)	Ownership		Square Feet	Date		Rate (1)	Type	Total	Our Share
	Malls
1.	Anderson Mall	SC	Anderson	100.0%		671,312	12/01/22		4.61%	Fixed	20,656	20,656
2.	Apple Blossom Mall	VA	Winchester	49.1%		471,530	(2)
3.	Arsenal Mall	MA	Watertown (Boston)	100.0%		439,283	(2)
4.	Auburn Mall	MA	Auburn	56.4%		587,472	09/01/20		6.02%	Fixed	40,613	22,894
5.	Aventura Mall (3)	FL	Miami Beach (Miami)	33.3%		2,105,817	12/11/17		5.91%	Fixed	430,000	143,333
6.	Avenues, The	FL	Jacksonville	25.0%	(4)	1,116,526	02/06/23		3.60%	Fixed	110,000	27,500
7.	Bangor Mall	ME	Bangor	67.1%	(5)	652,531	10/01/17		6.15%	Fixed	80,000	53,672
8.	Barton Creek Square	TX	Austin	100.0%		1,429,845	(2)
9.	Battlefield Mall	MO	Springfield	100.0%		1,199,012	09/01/22		3.95%	Fixed	125,000	125,000
10.	Bay Park Square	WI	Green Bay	100.0%		711,737	(2)
11.	Bowie Town Center	MD	Bowie (Washington, D.C.)	100.0%		685,731	(2)
12.	Boynton Beach Mall	FL	Boynton Beach (Miami)	100.0%		1,093,886	(2)
13.	Brea Mall	CA	Brea (Los Angeles)	100.0%		1,320,750	(2)
14.	Briarwood Mall	MI	Ann Arbor	50.0%		971,528	11/30/16	(6)	7.50%	Fixed	113,275	56,638
15.	Broadway Square	TX	Tyler	100.0%		627,024	(2)
16.	Brunswick Square	NJ	East Brunswick (New York)	100.0%		760,306	08/11/14		5.65%	Fixed	77,435	77,435
17.	Burlington Mall	MA	Burlington (Boston)	100.0%		1,317,275	(2)
18.	Cape Cod Mall	MA	Hyannis	56.4%		721,330	03/06/21		5.75%	Fixed	97,218	54,802
19.	Castleton Square	IN	Indianapolis	100.0%		1,383,407	(2)
20.	Charlottesville Fashion Square	VA	Charlottesville	100.0%		576,124	(2)
21.	Chautauqua Mall	NY	Lakewood	100.0%		429,305	(2)
22.	Chesapeake Square	VA	Chesapeake (Virginia Beach)	75.0%	(7)	759,895	08/01/14		5.84%	Fixed	65,974	49,480
23.	Cielo Vista Mall	TX	El Paso	100.0%		1,241,534	(2)
24.	Circle Centre	IN	Indianapolis	14.7%	(4)	771,594	01/28/20	(8)	3.09%	Variable	67,000	9,822
25.	Coconut Point	FL	Estero	50.0%		1,204,900	12/10/16		5.83%	Fixed	230,000	115,000
26.	Coddingtown Mall	CA	Santa Rosa	50.0%		627,927	10/01/13		3.09%	Variable	12,750	12,750
27.	College Mall	IN	Bloomington	100.0%		630,758	(2)
28.	Columbia Center	WA	Kennewick	100.0%		770,484	(2)
29.	Copley Place	MA	Boston	98.1%		1,241,760	(2)
30.	Coral Square	FL	Coral Springs (Miami)	97.2%		943,812	(2)
31.	Cordova Mall	FL	Pensacola	100.0%		832,865	(2)
32.	Cottonwood Mall	NM	Albuquerque	100.0%		1,034,614	(2)
33.	Crystal Mall	CT	Waterford	78.2%		783,236	06/06/22		4.46%	Fixed	95,000	74,276
34.	Dadeland Mall	FL	Miami	50.0%		1,449,053	12/05/21		4.50%	Fixed	450,000	225,000
35.	Del Amo Fashion Center	CA	Torrance (Los Angeles)	50.0%		2,313,731	01/17/18	(8)	2.19%	Variable	310,000	155,000
2Q 2013 SUPPLEMENTAL	40

Property and Debt Information
 As of June 30, 2013

							Debt Information
				Legal		Total	Maturity		Interest		Indebtedness ($ in 000's)
	Property Name	State	City (CBSA)	Ownership		Square Feet	Date		Rate (1)	Type	Total	Our Share

36.	Domain, The	TX	Austin	100.0%		1,214,527	08/01/21		5.44%	Fixed	203,185	203,185
37.	Dover Mall	DE	Dover	68.1%		859,328	08/06/21		5.57%	Fixed	91,806	62,511
38.	Edison Mall	FL	Fort Myers	100.0%		1,053,847	(2)
39.	Emerald Square	MA	North Attleboro (Providence, RI)	56.4%		1,022,740	08/11/22		4.71%	Fixed	113,578	64,024
40.	Empire Mall	SD	Sioux Falls	100.0%		1,037,941	06/01/16		5.79%	Fixed	176,300	176,300
41.	Falls, The	FL	Miami	50.0%		839,223	11/30/16	(6)	7.50%	Fixed	109,500	54,750
42.	Fashion Centre at Pentagon	VA	Arlington (Washington, DC)	42.5%		988,828	07/01/21		5.11%	Fixed	40,000	17,000
	City						07/01/21		4.87%	Fixed	410,000	174,250
43.	Fashion Mall at Keystone, The	IN	Indianapolis	100.0%		710,066	(2)
44.	Fashion Valley	CA	San Diego	50.0%		1,728,734	01/04/21		4.30%	Fixed	475,000	237,500
							05/01/14		6.00%	Fixed	5,690	2,845
45.	Firewheel Town Center	TX	Garland (Dallas)	100.0%		998,873	(2)
46.	Florida Mall, The	FL	Orlando	50.0%		1,770,372	09/05/20		5.25%	Fixed	359,765	179,883
47.	Forest Mall	WI	Fond Du Lac	100.0%		500,273	(2)
48.	Forum Shops at Caesars, The	NV	Las Vegas	100.0%		672,153	(2)
49.	Galleria, The	TX	Houston	50.4%		2,237,129	12/01/15		5.44%	Fixed	643,583	324,173
							12/01/15		5.44%	Fixed	177,417	89,365
50.	Great Lakes Mall	OH	Mentor (Cleveland)	100.0%		1,232,361	(2)
51.	Greendale Mall	MA	Worcester (Boston)	56.4%		429,711	10/01/16		6.00%	Fixed	45,000	25,367
52.	Greenwood Park Mall	IN	Greenwood (Indianapolis)	100.0%		1,288,470	08/01/16	(9)	8.00%	Fixed	77,121	77,121
53.	Gulf View Square	FL	Port Richey (Tampa)	100.0%		752,700	(2)
54.	Haywood Mall	SC	Greenville	100.0%		1,229,141	(2)
55.	Independence Center	MO	Independence (Kansas City)	100.0%		866,145	07/10/17		5.94%	Fixed	200,000	200,000
56.	Indian River Mall	FL	Vero Beach	50.0%		736,291	11/01/14		5.21%	Fixed	61,976	30,988
57.	Ingram Park Mall	TX	San Antonio	100.0%		1,124,899	06/01/21		5.38%	Fixed	141,143	141,143
58.	Irving Mall	TX	Irving (Dallas)	100.0%		1,052,527	(2)
59.	Jefferson Valley Mall	NY	Yorktown Heights (New York)	100.0%		556,215	(2)
60.	King of Prussia Mall	PA	King of Prussia	96.1%		2,469,640	01/01/17		7.49%	Fixed	72,536	69,698
			(Philadelphia)				01/01/17		8.53%	Fixed	5,185	4,982
							01/01/17		4.50%	Fixed	50,000	48,044
61.	Knoxville Center	TN	Knoxville	100.0%		961,007	(2)
62.	La Plaza Mall	TX	McAllen	100.0%		1,220,879	(2)
63.	Lakeline Mall	TX	Cedar Park (Austin)	100.0%		1,097,510	(2)
64.	Lehigh Valley Mall	PA	Whitehall	38.0%	(5)	1,180,138	07/05/20		5.88%	Fixed	134,570	51,083
2Q 2013 SUPPLEMENTAL	41

Property and Debt Information
 As of June 30, 2013

							Debt Information
				Legal		Total	Maturity	Interest		Indebtedness ($ in 000's)
	Property Name	State	City (CBSA)	Ownership		Square Feet	Date	Rate (1)	Type	Total	Our Share

65.	Lenox Square	GA	Atlanta	100.0%		1,560,360	(2)
66.	Liberty Tree Mall	MA	Danvers (Boston)	49.1%		856,240	05/06/23	3.41%	Fixed	34,947	17,172
67.	Lima Mall	OH	Lima	100.0%		743,356	(2)
68.	Lincolnwood Town Center	IL	Lincolnwood (Chicago)	100.0%		421,773	(2)
69.	Lindale Mall	IA	Cedar Rapids	100.0%		689,470	(2)
70.	Livingston Mall	NJ	Livingston (New York)	100.0%		968,352	(2)
71.	Longview Mall	TX	Longview	100.0%		638,520	(2)
72.	Mall at Chestnut Hill, The	MA	Chestnut Hill (Boston)	94.4%		466,177	(2)
73.	Mall at Rockingham Park, The	NH	Salem (Boston)	28.2%		1,025,306	03/10/17	5.61%	Fixed	260,000	73,282
74.	Mall at Tuttle Crossing, The	OH	Dublin (Columbus)	50.0%		1,128,978	05/01/23	3.56%	Fixed	125,000	62,500
75.	Mall of Georgia	GA	Buford (Atlanta)	100.0%		1,821,669	(2)
76.	Mall of New Hampshire, The	NH	Manchester	56.4%		811,076	10/05/15	6.23%	Fixed	128,263	72,302
77.	Maplewood Mall	MN	St. Paul (Minneapolis)	100.0%		926,291	(2)
78.	Markland Mall	IN	Kokomo	100.0%		417,288	(2)
79.	McCain Mall	AR	N. Little Rock	100.0%		786,997	(2)
80.	Meadowood Mall	NV	Reno	50.0%		883,536	11/06/21	5.82%	Fixed	122,610	61,305
81.	Melbourne Square	FL	Melbourne	100.0%		703,631	(2)
82.	Menlo Park Mall	NJ	Edison (New York)	100.0%		1,319,190	(2)
83.	Mesa Mall	CO	Grand Junction	100.0%		881,754	06/01/16	5.79%	Fixed	87,250	87,250
84.	Miami International Mall	FL	Miami	47.8%		1,080,228	10/01/13	5.35%	Fixed	87,558	41,832
85.	Midland Park Mall	TX	Midland	100.0%		615,379	09/06/22	4.35%	Fixed	83,981	83,981
86.	Miller Hill Mall	MN	Duluth	100.0%		784,064	(2)
87.	Montgomery Mall	PA	North Wales (Philadelphia)	60.0%	(5)	986,815	05/11/34	5.17%	Fixed	81,293	48,768
88.	Muncie Mall	IN	Muncie	100.0%		630,614	(2)
89.	North East Mall	TX	Hurst (Dallas)	100.0%		1,670,121	(2)
90.	Northfield Square	IL	Bourbonnais	71.7%	(7)	530,325	02/11/14	6.05%	Fixed	25,437	18,234
91.	Northgate Mall	WA	Seattle	100.0%		1,052,036	(2)
92.	Northlake Mall	GA	Atlanta	100.0%		963,134	(2)
93.	Northshore Mall	MA	Peabody (Boston)	56.4%		1,592,124	07/05/23	3.30%	Fixed	275,000	155,018
94.	Northwoods Mall	IL	Peoria	100.0%		693,519	(2)
95.	Oak Court Mall	TN	Memphis	100.0%		849,645	(2)
96.	Ocean County Mall	NJ	Toms River (New York)	100.0%		891,621	(2)
97.	Orange Park Mall	FL	Orange Park (Jacksonville)	100.0%		959,331	(2)
98.	Orland Square	IL	Orland Park (Chicago)	100.0%		1,235,561	(2)
99.	Oxford Valley Mall	PA	Langhorne (Philadelphia)	64.9%	(5)	1,331,634	12/07/20	4.77%	Fixed	68,300	44,358
2Q 2013 SUPPLEMENTAL	42

Property and Debt Information
 As of June 30, 2013

							Debt Information
				Legal		Total	Maturity		Interest		Indebtedness ($ in 000's)
	Property Name	State	City (CBSA)	Ownership		Square Feet	Date		Rate (1)	Type	Total	Our Share

100.	Paddock Mall	FL	Ocala	100.0%		557,010	(2)
101.	Penn Square Mall	OK	Oklahoma City	94.5%		1,059,301	04/01/16		7.75%	Fixed	95,851	90,575
102.	Pheasant Lane Mall	NH	Nashua	(10)		979,642	(2)
103.	Phipps Plaza	GA	Atlanta	100.0%		830,794	(2)
104.	Plaza Carolina	PR	Carolina (San Juan)	100.0%		1,100,901	06/01/14		7.50%	Fixed	86,184	86,184
							06/01/14	(11)	7.63%	Fixed	92,529	92,529
105.	Port Charlotte Town Center	FL	Port Charlotte	80.0%	(7)	764,915	11/01/20		5.30%	Fixed	46,772	37,419
106.	Prien Lake Mall	LA	Lake Charles	100.0%		789,040	(2)
107.	Quaker Bridge Mall	NJ	Lawrenceville	50.0%		1,077,255	04/01/16		7.03%	Fixed	14,465	7,233
							04/01/16		2.95%	Fixed	62,000	31,000
108.	Richmond Town Square	OH	Richmond Heights (Cleveland)	100.0%		1,011,672	(2)
109.	River Oaks Center	IL	Calumet City (Chicago)	100.0%		1,192,836	(2)
110.	Rockaway Townsquare	NJ	Rockaway (New York)	100.0%		1,247,371	(2)
111.	Rolling Oaks Mall	TX	San Antonio	100.0%		882,349	(2)
112.	Roosevelt Field	NY	Garden City (New York)	100.0%		2,247,413	(2)
113.	Ross Park Mall	PA	Pittsburgh	100.0%		1,239,788	(2)
114.	Rushmore Mall	SD	Rapid City	100.0%		829,293	06/01/16		5.79%	Fixed	94,000	94,000
115.	Santa Rosa Plaza	CA	Santa Rosa	100.0%		694,116	(2)
116.	Seminole Towne Center	FL	Sanford (Orlando)	45.0%	(4)	1,104,601	05/06/21		5.97%	Fixed	58,532	7,609
117.	Shops at Mission Viejo, The	CA	Mission Viejo (Los Angeles)	51.0%		1,152,658	02/01/23		3.61%	Fixed	295,000	150,450
118.	Shops at Riverside, The	NJ	Hackensack (New York)	100.0%		771,164	02/01/23		3.37%	Fixed	130,000	130,000
119.	Shops at Sunset Place, The	FL	S. Miami	37.5%	(4)	514,205	09/01/20		5.62%	Fixed	74,883	28,081
120.	Smith Haven Mall	NY	Lake Grove (New York)	25.0%	(4)	1,291,828	03/01/16		5.16%	Fixed	180,000	45,000
121.	Solomon Pond Mall	MA	Marlborough (Boston)	56.4%		883,531	11/01/22		4.01%	Fixed	108,906	61,391
122.	South Hills Village	PA	Pittsburgh	100.0%		1,120,239	(2)
123.	South Shore Plaza	MA	Braintree (Boston)	100.0%		1,590,235	(2)
124.	Southdale Center	MN	Edina (Minneapolis)	100.0%		1,284,228	04/01/23		3.84%	Fixed	155,000	155,000
125.	Southern Hills Mall	IA	Sioux City	100.0%		794,426	06/01/16		5.79%	Fixed	101,500	101,500
126.	Southern Park Mall	OH	Youngstown	100.0%		1,202,645	(2)
127.	SouthPark	NC	Charlotte	100.0%		1,621,683	08/01/16	(9)	8.00%	Fixed	190,876	190,876
128.	Southridge Mall	WI	Greendale (Milwaukee)	100.0%		1,171,344	06/06/23		3.85%	Fixed	125,000	125,000
129.	Springfield Mall (3)	PA	Springfield (Philadelphia)	38.0%	(5)	610,919	11/30/15	(11)	4.77%	Fixed	64,450	24,485
130.	Square One Mall	MA	Saugus (Boston)	56.4%		930,774	01/06/22		5.47%	Fixed	98,170	55,338
131.	St. Charles Towne Center	MD	Waldorf (Washington, D.C.)	100.0%		980,096	(2)
2Q 2013 SUPPLEMENTAL	43

Property and Debt Information
As of June 30, 2013

						Debt Information
				Legal	Total	Maturity		Interest		Indebtedness ($ in 000's)
	Property Name	State	City (CBSA)	Ownership	Square Feet	Date		Rate (1)	Type	Total	Our Share

132.	St. Johns Town Center	FL	Jacksonville	50.0%	1,235,037	03/11/15		5.06%	Fixed	162,123	81,062
						05/10/15	(8)	1.89%	Variable	77,401	38,700
						01/28/16	(8)	1.44%	Variable	458	229
133.	Stanford Shopping Center	CA	Palo Alto (San Jose)	100.0%	1,349,731	(2)
134.	Stoneridge Shopping Center	CA	Pleasanton (San Francisco)	49.9%	1,301,210	11/30/16	(6)	7.50%	Fixed	220,646	110,102
135.	Summit Mall	OH	Akron	100.0%	769,529	06/10/17		5.42%	Fixed	65,000	65,000
136.	Sunland Park Mall	TX	El Paso	100.0%	922,068	01/01/26		8.63%	Fixed	29,006	29,006
137.	Tacoma Mall	WA	Tacoma (Seattle)	100.0%	1,325,554	(2)
138.	Tippecanoe Mall	IN	Lafayette	100.0%	864,239	(2)
139.	Town Center at Aurora	CO	Aurora (Denver)	100.0%	1,082,240	(2)
140.	Town Center at Boca Raton	FL	Boca Raton (Miami)	100.0%	1,779,259	(2)
141.	Town Center at Cobb	GA	Kennesaw (Atlanta)	100.0%	1,280,024	05/01/22		4.76%	Fixed	200,000	200,000
142.	Towne East Square	KS	Wichita	100.0%	1,134,219	(2)
143.	Towne West Square	KS	Wichita	100.0%	941,344	06/01/21		5.61%	Fixed	49,706	49,706
144.	Treasure Coast Square	FL	Jensen Beach	100.0%	876,152	(2)
145.	Tyrone Square	FL	St. Petersburg (Tampa)	100.0%	1,094,864	(2)
146.	University Park Mall	IN	Mishawaka	100.0%	922,304	(2)
147.	Upper Valley Mall	OH	Springfield	100.0%	739,021	07/01/16	(8)(12)	5.89%	Fixed	43,256	43,256
148.	Valle Vista Mall	TX	Harlingen	100.0%	650,634	05/10/17		5.35%	Fixed	40,000	40,000
149.	Virginia Center Commons	VA	Glen Allen	100.0%	774,503	(2)
150.	Walt Whitman Shops	NY	Huntington Station (New York)	100.0%	996,812	08/01/16	(9)	8.00%	Fixed	117,610	117,610
151.	Washington Square	IN	Indianapolis	100.0%	967,702	07/01/16	(13)	5.94%	Fixed	25,213	25,213
152.	West Ridge Mall	KS	Topeka	100.0%	991,799	07/01/14		5.89%	Fixed	65,288	65,288
153.	West Town Mall	TN	Knoxville	50.0%	1,344,542	12/01/17		6.34%	Fixed	210,000	105,000
154.	Westchester, The	NY	White Plains (New York)	40.0%	826,439	05/05/20		6.00%	Fixed	359,869	143,947
155.	Westminster Mall	CA	Westminster (Los Angeles)	100.0%	1,210,148	(2)
156.	White Oaks Mall	IL	Springfield	80.7%	926,775	11/01/16		5.54%	Fixed	50,000	40,339
157.	Wolfchase Galleria	TN	Memphis	94.5%	1,152,196	04/01/17		5.64%	Fixed	225,000	212,616
158.	Woodfield Mall	IL	Schaumburg (Chicago)	50.0%	2,171,698	03/05/24		4.50%	Fixed	425,000	212,500
159.	Woodland Hills Mall	OK	Tulsa	94.5%	1,090,363	04/05/19		7.79%	Fixed	93,484	88,311

	Total Mall Square Footage				162,874,355

2Q 2013 SUPPLEMENTAL	44

Property and Debt Information
 As of June 30, 2013

						Debt Information
				Legal	Total	Maturity		Interest		Indebtedness ($ in 000's)
	Property Name	State	City (CBSA)	Ownership	Square Feet	Date		Rate (1)	Type	Total	Our Share
	Premium Outlets
1.	Albertville Premium Outlets	MN	Albertville (Minneapolis)	100.0%	429,582	(2)
2.	Allen Premium Outlets	TX	Allen (Dallas)	100.0%	441,726	(2)
3.	Aurora Farms Premium Outlets	OH	Aurora (Cleveland)	100.0%	290,520	(2)
4.	Birch Run Premium Outlets	MI	Birch Run (Detroit)	100.0%	678,694	04/11/16	(14)	5.95%	Fixed	105,108	105,108
5.	Calhoun Premium Outlets	GA	Calhoun	100.0%	254,052	09/01/16	(15)	5.79%	Fixed	20,228	20,228
6.	Camarillo Premium Outlets	CA	Camarillo (Los Angeles)	100.0%	674,086	(2)
7.	Carlsbad Premium Outlets	CA	Carlsbad (San Diego)	100.0%	288,247	(2)
8.	Carolina Premium Outlets	NC	Smithfield (Raleigh)	100.0%	438,897	12/01/22		3.36%	Fixed	50,017	50,017
9.	Chicago Premium Outlets	IL	Aurora (Chicago)	100.0%	437,341	(2)
10.	Cincinnati Premium Outlets	OH	Monroe (Cincinnati)	100.0%	398,869	(2)
11.	Clinton Crossing Premium Outlets	CT	Clinton	100.0%	276,272	(2)
12.	Columbia Gorge Premium Outlets	OR	Troutdale (Portland)	100.0%	163,699	(2)
13.	Desert Hills Premium Outlets	CA	Cabazon (Palm Springs)	100.0%	498,093	(2)
14.	Edinburgh Premium Outlets	IN	Edinburgh (Indianapolis)	100.0%	377,816	(2)
15.	Ellenton Premium Outlets	FL	Ellenton (Tampa)	100.0%	476,662	01/11/16	(16)	5.51%	Fixed	103,381	103,381
16.	Folsom Premium Outlets	CA	Folsom (Sacramento)	100.0%	297,719	(2)
17.	Gaffney Premium Outlets	SC	Gaffney (Greenville/Charlotte)	100.0%	359,731	09/01/16	(15)	5.79%	Fixed	36,710	36,710
18.	Gilroy Premium Outlets	CA	Gilroy (San Jose)	100.0%	577,856	(2)
19.	Grand Prairie Premium Outlets	TX	Grand Prairie (Dallas)	100.0%	417,423	04/01/23		3.66%	Fixed	120,000	120,000
20.	Grove City Premium Outlets	PA	Grove City (Pittsburgh)	100.0%	531,780	01/11/16	(16)	5.51%	Fixed	111,606	111,606
21.	Gulfport Premium Outlets	MS	Gulfport	100.0%	299,513	01/11/16	(16)	5.51%	Fixed	24,900	24,900
22.	Hagerstown Premium Outlets	MD	Hagerstown (Baltimore/Washington DC)	100.0%	485,368	04/11/16	(14)	5.95%	Fixed	88,315	88,315
23.	Houston Premium Outlets	TX	Cypress (Houston)	100.0%	541,634	(2)
24.	Jackson Premium Outlets	NJ	Jackson (New York)	100.0%	285,636	(2)
25.	Jersey Shore Premium Outlets	NJ	Tinton Falls (New York)	100.0%	434,462	01/11/16	(16)	5.51%	Fixed	69,259	69,259
26.	Johnson Creek Premium Outlets	WI	Johnson Creek	100.0%	276,373	(2)
27.	Kittery Premium Outlets	ME	Kittery	100.0%	264,951	(2)
28.	Las Americas Premium Outlets	CA	San Diego	100.0%	554,966	06/11/16		5.84%	Fixed	179,844	179,844
2Q 2013 SUPPLEMENTAL	45

Property and Debt Information
 As of June 30, 2013

						Debt Information
				Legal	Total	Maturity		Interest		Indebtedness ($ in 000's)
	Property Name	State	City (CBSA)	Ownership	Square Feet	Date		Rate (1)	Type	Total	Our Share

29.	Las Vegas Premium Outlets- North	NV	Las Vegas	100.0%	538,688	(2)
30.	Las Vegas Premium Outlets- South	NV	Las Vegas	100.0%	535,466	(2)
31.	Lebanon Premium Outlets	TN	Lebanon (Nashville)	100.0%	227,207	01/11/16	(16)	5.51%	Fixed	15,309	15,309
32.	Lee Premium Outlets	MA	Lee	100.0%	224,709	09/01/16	(15)	5.79%	Fixed	50,496	50,496
33.	Leesburg Corner Premium Outlets	VA	Leesburg (Washington D.C.)	100.0%	518,003	(2)
34.	Liberty Village Premium Outlets	NJ	Flemington (New York)	100.0%	162,198	(2)
35.	Lighthouse Place Premium Outlets	IN	Michigan City (Chicago, IL)	100.0%	454,634	(2)
36.	Livermore Premium Outlets	CA	Livermore (San Francisco)	100.0%	511,646	(2)
37.	Merrimack Premium Outlets	NH	Merrimack	100.0%	408,996	07/01/23		3.78%	Fixed	130,000	130,000
38.	Napa Premium Outlets	CA	Napa	100.0%	179,258	(2)
39.	North Bend Premium Outlets	WA	North Bend (Seattle)	100.0%	223,561	(2)
40.	North Georgia Premium Outlets	GA	Dawsonville (Atlanta)	100.0%	540,452	(2)
41.	Orlando Premium Outlets- International Dr	FL	Orlando	100.0%	773,532	(2)
42.	Orlando Premium Outlets- Vineland Ave	FL	Orlando	100.0%	549,651	(2)
43.	Osage Beach Premium Outlets	MO	Osage Beach	100.0%	392,641	(2)
44.	Petaluma Village Premium Outlets	CA	Petaluma (San Francisco)	100.0%	195,768	(2)
45.	Philadelphia Premium Outlets	PA	Limerick (Philadelphia)	100.0%	549,137	(2)
46.	Phoenix Premium Outlets	AZ	Chandler (Phoenix)	100.0%	353,873	(2)
47.	Pismo Beach Premium Outlets	CA	Pismo Beach	100.0%	147,416	11/06/16	(17)	5.84%	Fixed	33,850	33,850
48.	Pleasant Prairie Premium	WI	Pleasant Prairie (Chicago, IL/	100.0%	402,533	01/11/16	(16)	5.51%	Fixed	59,483	59,483
	Outlets		Milwaukee)			12/01/16		6.01%	Fixed	36,111	36,111
49.	Puerto Rico Premium Outlets	PR	Barceloneta	100.0%	341,894	05/01/14	(18)	3.75%	Variable	71,524	71,524
50.	Queenstown Premium Outlets	MD	Queenstown (Baltimore)	100.0%	289,270	11/06/16	(17)	5.84%	Fixed	66,150	66,150
51.	Rio Grande Valley Premium Outlets	TX	Mercedes (McAllen)	100.0%	604,105	(2)
52.	Round Rock Premium Outlets	TX	Round Rock (Austin)	100.0%	488,689	(2)
2Q 2013 SUPPLEMENTAL	46

Property and Debt Information
As of June 30, 2013

							Debt Information
				Legal		Total	Maturity		Interest		Indebtedness ($ in 000's)
	Property Name	State	City (CBSA)	Ownership		Square Feet	Date		Rate (1)	Type	Total	Our Share

53.	San Marcos Premium Outlets	TX	San Marcos (Austin/San Antonio)	100.0%		731,692	01/11/16	(16)	5.51%	Fixed	141,561	141,561
54.	Seattle Premium Outlets	WA	Tulalip (Seattle)	100.0%		508,257	(2)
55.	Silver Sands Premium Outlets	FL	Destin	50.0%		451,191	06/01/22		3.93%	Fixed	100,000	50,000
56.	St. Augustine Premium Outlets	FL	St. Augustine (Jacksonsville)	100.0%		328,654	(2)
57.	Tanger Outlets—Galveston/Houston (3)	TX	Texas City	50.0%		352,075	(2)
58.	The Crossings Premium Outlets	PA	Tannersville	100.0%		411,353	12/01/22		3.41%	Fixed	115,000	115,000
59.	Vacaville Premium Outlets	CA	Vacaville	100.0%		437,281	(2)
60.	Waikele Premium Outlets	HI	Waipahu (Honolulu)	100.0%		209,732	(2)
61.	Waterloo Premium Outlets	NY	Waterloo	100.0%		417,741	(2)
62.	Williamsburg Premium Outlets	VA	Williamsburg	100.0%		521,952	04/11/16	(14)	5.95%	Fixed	102,029	102,029
63.	Woodburn Premium Outlets	OR	Woodburn (Portland)	100.0%		389,789	(2)
64.	Woodbury Common Premium Outlets	NY	Central Valley (New York)	100.0%		847,815	(2)
65.	Wrentham Village Premium Outlets	MA	Wrentham (Boston)	100.0%		660,092	(2)

	Total U.S. Premium Outlet Square Footage					27,332,919

	Total Mall and U.S. Premium Outlet Square Footage					190,207,274

	The Mills
1.	Arizona Mills	AZ	Tempe (Phoenix)	50.0%		1,239,681	07/01/20		5.76%	Fixed	168,549	84,274
2.	Arundel Mills	MD	Hanover (Baltimore)	59.3%		1,560,372	08/01/14		6.14%	Fixed	372,241	220,553
3.	Colorado Mills	CO	Lakewood (Denver)	37.5%	(4)	1,098,030	06/01/15		3.94%	Variable	128,451	48,169
4.	Concord Mills	NC	Concord (Charlotte)	59.3%		1,338,712	11/01/22		3.84%	Fixed	235,000	139,261
5.	Grapevine Mills	TX	Grapevine (Dallas)	59.3%		1,775,696	09/22/14	(8)(11)	5.90%	Fixed	270,000	160,002
6.	Great Mall	CA	Milpitas (San Jose)	100.0%		1,358,798	08/28/15	(8)	6.01%	Fixed	270,000	270,000
7.	Gurnee Mills	IL	Gurnee (Chicago)	100.0%		1,782,274	07/01/17		5.77%	Fixed	321,000	321,000
8.	Katy Mills	TX	Katy (Houston)	62.5%	(4)	1,631,137	12/06/22		3.49%	Fixed	140,000	35,000
9.	Ontario Mills	CA	Ontario (Riverside)	50.0%		1,472,887	03/05/22		4.25%	Fixed	342,585	171,292
10.	Opry Mills	TN	Nashville	100.0%		1,152,909	10/10/16	(8)	6.16%	Fixed	280,000	280,000
							10/10/16	(8)	5.00%	Fixed	102,036	102,036
2Q 2013 SUPPLEMENTAL	47

Property and Debt Information
 As of June 30, 2013

							Debt Information
				Legal		Total	Maturity		Interest		Indebtedness ($ in 000's)
	Property Name	State	City (CBSA)	Ownership		Square Feet	Date		Rate (1)	Type	Total	Our Share

11.	Outlets at Orange, The	CA	Orange (Los Angeles)	50.0%		795,049	10/01/14		6.25%	Fixed	214,693	107,347
12.	Potomac Mills	VA	Woodbridge (Washington, D.C.)	100.0%		1,495,214	07/11/17		5.83%	Fixed	410,000	410,000
13.	Sawgrass Mills	FL	Sunrise (Miami)	100.0%		2,295,178	07/01/14		5.82%	Fixed	820,000	820,000

	Total The Mills Square Footage					18,995,937

	Community/Lifestyle Centers
1.	ABQ Uptown	NM	Albuquerque	100.0%		230,059	(2)
2.	Arboretum	TX	Austin	100.0%		194,972	(2)
3.	Arundel Mills Marketplace	MD	Hanover (Baltimore)	59.3%		101,535	01/01/14		5.92%	Fixed	10,636	6,302
4.	Bloomingdale Court	IL	Bloomingdale (Chicago)	100.0%		615,046	11/01/15		8.15%	Fixed	25,364	25,364
5.	Charles Towne Square	SC	Charleston	100.0%		71,794	(2)
6.	Chesapeake Center	VA	Chesapeake (Virginia Beach)	100.0%		305,935	(2)
7.	Clay Terrace	IN	Carmel (Indianapolis)	50.0%		576,795	10/01/15		5.08%	Fixed	115,000	57,500
8.	Concord Mills Marketplace	NC	Concord (Charlotte)	100.0%		230,683	02/01/14		5.76%	Fixed	12,353	12,353
9.	Countryside Plaza	IL	Countryside (Chicago)	100.0%		403,756	(2)
10.	Crystal Court	IL	Crystal Lake (Chicago)	37.9%	(19)	285,398	(2)
11.	Dare Centre	NC	Kill Devil Hills	100.0%		168,673	(2)
12.	DeKalb Plaza	PA	King of Prussia (Philadelphia)	84.1%		102,032	01/01/15		5.28%	Fixed	2,455	2,063
13.	Denver West Village	CO	Lakewood (Denver)	37.5%		310,709	07/01/21		5.04%	Fixed	28,000	10,500
14.	Empire East	SD	Sioux Falls	100.0%		287,503	(2)
15.	Fairfax Court	VA	Fairfax (Washington, D.C.)	41.3%	(19)	249,488	(2)
16.	Forest Plaza	IL	Rockford	100.0%		428,044	10/10/19	(20)	7.50%	Fixed	17,907	17,907
17.	Gaitway Plaza	FL	Ocala	32.2%	(19)	208,755	07/01/15	(21)	4.60%	Fixed	13,900	0
18.	Gateway Centers	TX	Austin	100.0%		511,706	(2)
19.	Great Lakes Plaza	OH	Mentor (Cleveland)	100.0%		164,369	(2)
20.	Greenwood Plus	IN	Greenwood (Indianapolis)	100.0%		155,319	(2)
21.	Hamilton Town Center	IN	Noblesville (Indianapolis)	50.0%		666,379	04/01/22		4.81%	Fixed	84,000	42,000
22.	Henderson Square	PA	King of Prussia (Philadelphia)	75.9%	(5)	107,371	04/01/16		4.43%	Fixed	13,467	10,224
23.	Highland Lakes Center	FL	Orlando	100.0%		488,850	(2)
24.	Indian River Commons	FL	Vero Beach	50.0%		255,942	11/01/14		5.21%	Fixed	9,147	4,574
25.	Keystone Shoppes	IN	Indianapolis	100.0%		29,040	(2)
2Q 2013 SUPPLEMENTAL	48

Property and Debt Information
 As of June 30, 2013

							Debt Information
				Legal		Total	Maturity		Interest		Indebtedness ($ in 000's)
	Property Name	State	City (CBSA)	Ownership		Square Feet	Date		Rate (1)	Type	Total	Our Share

26.	Lake Plaza	IL	Waukegan (Chicago)	100.0%		215,568	(2)
27.	Lake View Plaza	IL	Orland Park (Chicago)	100.0%		367,449	12/31/14		8.00%	Fixed	15,554	15,554
28.	Lakeline Plaza	TX	Cedar Park (Austin)	100.0%		387,304	10/10/19	(20)	7.50%	Fixed	16,776	16,776
29.	Lima Center	OH	Lima	100.0%		233,878	(2)
30.	Lincoln Crossing	IL	O'Fallon (St. Louis)	100.0%		243,326	(2)
31.	Lincoln Plaza	PA	King of Prussia (Philadelphia)	64.9%	(5)	267,885	(2)
32.	MacGregor Village	NC	Cary	100.0%		144,370	(2)
33.	Mall of Georgia Crossing	GA	Buford (Atlanta)	100.0%		440,670	10/06/22		4.28%	Fixed	24,731	24,731
34.	Markland Plaza	IN	Kokomo	100.0%		90,527	(2)
35.	Martinsville Plaza	VA	Martinsville	100.0%		102,105	(2)
36.	Matteson Plaza	IL	Matteson (Chicago)	100.0%		270,892	(2)
37.	Muncie Towne Plaza	IN	Muncie	100.0%		172,617	10/10/19	(20)	7.50%	Fixed	6,974	6,974
38.	Naples Outlet Center	FL	Naples	100.0%		146,018	01/11/16	(16)	5.51%	Fixed	15,862	15,862
39.	New Castle Plaza	IN	New Castle	100.0%		91,648	(2)
40.	North Ridge Plaza	IL	Joliet (Chicago)	100.0%		305,735	(2)
41.	North Ridge Shopping Center	NC	Raleigh	100.0%		169,827	12/01/22		3.41%	Fixed	12,500	12,500
42.	Northwood Plaza	IN	Fort Wayne	100.0%		208,076	(2)
43.	Palms Crossing	TX	McAllen	100.0%		392,314	08/01/21	(22)	5.49%	Fixed	37,484	37,484
44.	Pier Park	FL	Panama City Beach	65.6%		842,216	(2)
45.	Plaza at Buckland Hills, The	CT	Manchester	41.3%	(19)	329,885	07/01/15		4.60%	Fixed	24,800	0
46.	Richardson Square	TX	Richardson (Dallas)	100.0%		517,265	(2)
47.	Rockaway Commons	NJ	Rockaway (New York)	100.0%		149,940	(2)
48.	Rockaway Town Plaza	NJ	Rockaway (New York)	100.0%		459,301	(2)
49.	Royal Eagle Plaza	FL	Coral Springs (Miami)	42.0%	(19)	202,996	(2)
50.	Shops at Arbor Walk, The	TX	Austin	100.0%		458,467	08/01/21	(22)	5.49%	Fixed	42,365	42,365
51.	Shops at North East Mall, The	TX	Hurst (Dallas)	100.0%		365,008	(2)
52.	St. Charles Towne Plaza	MD	Waldorf (Washington, D.C.)	100.0%		393,816	(2)
53.	Terrace at The Florida Mall	FL	Orlando	100.0%		346,692	(2)
54.	Tippecanoe Plaza	IN	Lafayette	100.0%		90,522	(2)
55.	University Center	IN	Mishawaka	100.0%		150,524	(2)
56.	Village Park Plaza	IN	Carmel (Indianapolis)	35.7%	(19)	575,552	07/01/15		4.60%	Fixed	29,850	3,582
57.	Washington Plaza	IN	Indianapolis	100.0%		50,107	(2)
58.	Waterford Lakes Town Center	FL	Orlando	100.0%		949,933	(2)
59.	West Ridge Plaza	KS	Topeka	100.0%		254,480	(2)
2Q 2013 SUPPLEMENTAL	49

Property and Debt Information
 As of June 30, 2013

							Debt Information
				Legal		Total	Maturity		Interest		Indebtedness ($ in 000's)
	Property Name	State	City (CBSA)	Ownership		Square Feet	Date		Rate (1)	Type	Total	Our Share

60.	West Town Corners	FL	Altamonte Springs (Orlando)	32.2%	(19)	385,352	07/01/15	(21)	4.60%	Fixed	18,800	0
61.	Westland Park Plaza	FL	Orange Park (Jacksonville)	32.2%	(19)	163,254	(2)
62.	White Oaks Plaza	IL	Springfield	100.0%		387,911	10/10/19	(20)	7.50%	Fixed	13,949	13,949
63.	Whitehall Mall	PA	Whitehall	38.0%	(5)	605,833	11/01/18		7.00%	Fixed	10,815	4,105
64.	Wolf Ranch	TX	Georgetown (Austin)	100.0%		627,809	(2)

	Total Community/Lifestyle Center Square Footage					19,707,225

	TMLP Properties
	Franklin Mills, The Esplanade, The Galleria at White Plains, Liberty Plaza, Marley Station, Northpark Mall, and Sugarloaf Mills							(23)			890,841	356,195

	Total TMLP Properties Square Footage					7,002,205

	Other Properties
	Factory Stores of America-Lebanon, Florida Keys Outlet Center, Huntley Outlet Center, Outlet Marketplace, and The Shoppes at Branson Meadows						01/11/16	(16)	5.51%	Fixed	40,061	40,061

	Total Other Properties Square Footage					1,060,441

	TOTAL U.S. SQUARE FOOTAGE (24)					236,973,082

	International Properties
	JAPAN
1.	Ami Premium Outlets	Ami (Tokyo)		40.0%		315,000	09/25/23	(25)	1.83%	Fixed	109,518	43,806
2.	Gotemba Premium Outlets	Gotemba City (Tokyo)		40.0%		481,500	02/28/18	(25)	0.60%	Fixed	28,890	11,556
3.	Kobe-Sanda Premium	Kobe (Osaka)		40.0%		441,000	01/31/14	(25)	1.70%	Fixed	1,523	609
	Outlets						01/31/18	(25)	0.74%	Variable	48,785	19,514
4.	Rinku Premium Outlets	Izumisano (Osaka)		40.0%		419,000	11/25/14	(25)	1.86%	Fixed	8,455	3,382
							07/31/17	(25)	0.51%	Variable	19,295	7,718
5.	Sano Premium Outlets	Sano (Tokyo)		40.0%		390,800	05/31/18	(25)	0.52%	Variable	15,497	6,199
6.	Sendai-Izumi Premium Outlets	Izumi Park Town (Sendai)		40.0%		164,200	10/31/18	(25)	0.47%	Variable	21,224	8,490
7.	Shisui Premium Outlets	Shisui (Chiba)		40.0%		234,900	05/31/18	(25)	0.48%	Variable	56,868	22,747
8.	Toki Premium Outlets	Toki (Nagoya)		40.0%		289,500	04/30/15	(25)	1.03%	Variable	9,479	3,792
9.	Tosu Premium Outlets	Fukuoka (Kyushu)		40.0%		290,600	01/31/16	(25)	0.50%	Variable	25,337	10,135
							08/24/13	(25)	1.75%	Fixed	338	135

	Subtotal Japan Square Footage					3,026,500
2Q 2013 SUPPLEMENTAL	50

Property and Debt Information
 As of June 30, 2013

						Debt Information
				Legal	Total	Maturity		Interest		Indebtedness ($ in 000's)
	Property Name	State	City (CBSA)	Ownership	Square Feet	Date		Rate (1)	Type	Total	Our Share

	KOREA
10.	Paju Premium Outlets	Paju (Seoul)		50.0%	435,100	11/28/19	(26)	4.07%	Variable	91,702	45,851
11.	Yeoju Premium Outlets	Yeoju (Seoul)		50.0%	286,100	(2)

	Subtotal South Korea Square Footage				721,200
	MALAYSIA
12.	Johor Premium Outlets	Johor (Singapore)		50.0%	190,400	04/14/18	(27)	4.85%	Variable	27,546	13,773

	Subtotal Malaysia Square Footage				190,400
	MEXICO
13.	Premium Outlets Punta Norte	Mexico City		50.0%	278,000	(2)

	Subtotal Mexico Square Footage				278,000

	TOTAL INTERNATIONAL SQUARE FOOTAGE (28)				4,216,100

	TOTAL SQUARE FOOTAGE				241,189,182

	Other Secured Indebtedness:
	Busan Premium Outlets (property under construction)					02/13/17	(26)	5.38%	Variable	41,353	20,676
	Toronto Premium Outlets (property under construction)					07/09/15	(29)	2.37%	Variable	55,259	27,629
	Other						(30)			122,666	54,157

	TOTAL SECURED INDEBTEDNESS									$19,953,855	$13,433,936	(31)

	Our Share of Consolidated Mortgage Debt										$7,837,299

	Our Share of Joint Venture Mortgage Debt										$5,596,637
2Q 2013 SUPPLEMENTAL	51

Property and Debt Information
As of June 30, 2013

	Debt Information
Unsecured Indebtedness:	Maturity Date		Interest Rate (1)	Type	Indebtedness ($ in 000's) Total
Retail Property Trust (Sr. Notes)	09/01/13		7.18%	Fixed	75,000
Simon Property Group, LP (Sr. Notes)	01/30/14		4.90%	Fixed	200,000
Simon Property Group, LP (Sr. Notes)	05/15/14		6.75%	Fixed	516,052
Simon Property Group, LP (Sr. Notes)	08/15/14		5.63%	Fixed	218,430
Simon Property Group, LP (Sr. Notes)	02/01/15		4.20%	Fixed	400,000
Simon Property Group, LP (Sr. Notes)	06/15/15		5.10%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	12/01/15		5.75%	Fixed	600,000
Retail Property Trust (Sr. Notes)	03/15/16		7.88%	Fixed	250,000
Simon Property Group, LP (Sr. Notes)	05/01/16		6.10%	Fixed	400,000
Revolving Credit Facility - Euro Currency	10/30/16	(8)(32)	1.06%	Variable	1,173,222
Simon Property Group, LP (Sr. Notes)	12/01/16		5.25%	Fixed	650,000
Simon Property Group, LP (Sr. Notes)	01/30/17		2.80%	Fixed	500,000
Simon Property Group, LP (Sr. Notes)	03/01/17		5.88%	Fixed	500,000
Supplemental Credit Facility - Yen Currency	06/30/17	(8)(33)	1.12%	Variable	226,101
Simon Property Group, LP (Sr. Notes)	09/15/17		2.15%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	02/01/18		1.50%	Fixed	750,000
Unsecured Term Loan	02/28/18	(8)	1.30%	Variable	240,000
Simon Property Group, LP (Sr. Notes)	05/30/18		6.13%	Fixed	800,000
Simon Property Group, LP (Sr. Notes)	06/15/18		7.38%	Fixed	200,000
Simon Property Group, LP (Sr. Notes)	04/01/19		10.35%	Fixed	650,000
Simon Property Group, LP (Sr. Notes)	02/01/20		5.65%	Fixed	1,250,000
Simon Property Group, LP (Sr. Notes)	03/01/21		4.38%	Fixed	900,000
Simon Property Group, LP (Sr. Notes)	12/01/21		4.13%	Fixed	700,000
Simon Property Group, LP (Sr. Notes)	03/15/22		3.38%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	02/01/23		2.75%	Fixed	500,000
Simon Property Group, LP (Sr. Notes)	02/01/40		6.75%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	03/15/42		4.75%	Fixed	550,000

Total Unsecured Indebtedness					$14,648,805	(34)

2Q 2013 SUPPLEMENTAL	52

Property and Debt Information
 As of June 30, 2013

FOOTNOTES:

(1)
Variable rate debt interest rates are based on the following base rates as of June 30, 2013: 1M LIBOR at .19%; 1M EUR LIBOR at .07%; 1M YEN LIBOR at ..12%; 6M YEN LIBOR at .23%; 1M CDOR at 1.22%; KLIBOR at 3.10% and 91 Day Korean CD rate at 2.69%.
(2)
Unencumbered asset
(3)
This property is managed by a third party.
(4)
The Operating Partnership's direct and indirect interests in some joint venture properties are subject to preferences on distributions and/or capital allocation in favor of other partners or the Operating Partnership.
(5)
The Operating Partnership's indirect ownership interest is through an ownership interest of approximately 76% in Kravco Simon Investments.
(6)
These three properties are secured by cross-collateralized and cross-defaulted mortgages.
(7)
The Operating Partnership receives substantially all the economic benefit of the property due to a preference or advance.
(8)
Includes applicable extensions available at our option.
(9)
These three properties are secured by cross-collateralized and cross-defaulted mortgages.
(10)
The Operating Partnership owns a mortgage note that encumbers Pheasant Lane Mall that entitles it to 100% of the economics of this property.
(11)
Through an interest rate swap agreement, interest is essentially fixed at the all-in-rate presented.
(12)
Comprised of a $27.0 million note at 5.89% and a $20.0 million note that is non-interest bearing.
(13)
Comprised of a $15.0 million note at 5.94% and a $12.8 million note that is non-interest bearing.
(14)
These three properties are secured by cross-collateralized and cross-defaulted mortgages.
(15)
These three properties are secured by cross-collateralized and cross-defaulted mortgages.
(16)
These ten properties (which includes Florida Keys Outlet Center and Huntley Outlet Center) are secured by cross-collateralized and cross-defaulted mortgages.
(17)
These two properties are secured by cross-collateralized and cross-defaulted mortgages.
(18)
Through an interest rate floor agreement, the LIBOR rate is currently fixed at 1.50%.
(19)
Outside partner receives substantially all of the economic benefit and/or capital allocation due to a partner preference.
(20)
These four properties are secured by cross-collateralized and cross-defaulted mortgages.
(21)
These two properties are secured by cross-collateralized and cross-defaulted mortgages.
(22)
These two properties are secured by cross-collateralized and cross-defaulted mortgages.
(23)
Consists of 7 properties with interest rates ranging from 4.5% to 7.32% and maturities between 2013 and 2023.
(24)
Includes office space of 2,099,833 square feet including the following centers with more than 20,000 square feet of office space:

Arsenal Mall - 52,847 sq. ft.	Greendale Mall - 119,860 sq. ft.
Circle Centre - 25,000 sq. ft.	Menlo Park Mall - 49,461 sq. ft.
Clay Terrace - 75,118 sq. ft.	Oak Court Mall - 126,775 sq. ft.
Copley Place - 867,257 sq. ft.	Oxford Valley Mall - 110,899 sq. ft.
Del Amo Fashion Center - 57,927 sq. ft.	Plaza Carolina - 27,343 sq. ft.
Domain, The - 135,624 sq. ft.	River Oaks - 41,494 sq. ft.
Fashion Centre at Pentagon City - 169,089 sq. ft.	Southdale Center - 20,393 sq. ft.
Firewheel Town Center - 73,906 sq. ft.
(25)
Amounts shown in USD equivalent; Yen equivalent is 34.0 billion.
(26)
Amounts shown in USD equivalent; Won equivalent is 152.6 billion.
(27)
Amounts shown in USD equivalent; Ringgit equivalent is 87.4 million.
(28)
Does not include Klépierre.
(29)
Amounts shown in USD equivalent; CAD equivalent is 57.9 million.
(30)
Consists of 7 loans with interest rates ranging from 1.84% to 8.20% and maturities between 2013 and 2021.
(31)
Our share of total indebtedness includes a pro rata share of the mortgage debt on joint venture properties, including The Mills Limited Partnership. To the extent total indebtedness is secured by a property, it is non-recourse to us, with the exception of approximately $142.7 million of payment guarantees provided by the Operating Partnership (of which $66.1 million is recoverable from our venture partner under the partnership agreement).
(32)
Amounts shown in USD equivalent. Balance includes borrowings on multi-currency tranche of Euro 900.0 million.
(33)
Amounts shown in USD equivalent. Balance includes borrowings on multi-currency tranche of Yen 22.3 billion.
(34)
Also represents our share of Total Unsecured Indebtedness.
2Q 2013 SUPPLEMENTAL	53